                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            The Coca-Cola Company
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                             Carol Crofoot Hayes
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).
     (Already Paid)

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            THE COCA-COLA COMPANY


                               ATLANTA, GEORGIA

ROBERTO C. GOIZUETA
CHAIRMAN OF THE BOARD
          AND
CHIEF EXECUTIVE OFFICER

                                                                   March 7, 1994

Dear Share Owner:

     You are cordially invited to attend the Annual Meeting of Share Owners which will be held on Wednesday, April 20, 1994, at 9:00 a.m., local time, in Wilmington, Delaware.

     The enclosed notice and proxy statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of four Directors to serve until the 1997 Annual Meeting of Share Owners, "FOR" the proposal to adopt the Long Term Performance Incentive Plan of The Coca-Cola Company, as amended, "FOR" the proposal to adopt the Executive Performance Incentive Plan of The Coca-Cola Company, and "FOR" the ratification of Ernst & Young as independent auditors of the Company for the 1994 fiscal year. Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you cannot attend.

     To help us plan for the meeting, please mark the appropriate box on your proxy card telling us if you will be attending. An admission card is included.

     A report on the meeting will be sent to all share owners as part of the First Quarter Progress Report.


                                         /s/ Roberto C. Goizueta
                                         -----------------------
                                         ROBERTO C. GOIZUETA

                            THE COCA-COLA COMPANY

                    NOTICE OF ANNUAL MEETING OF SHARE OWNERS

TO THE OWNERS OF COMMON STOCK
OF THE COCA-COLA COMPANY

     The Annual Meeting of Share Owners of The Coca-Cola Company, a Delaware corporation (the "Company"), will be held at the du Barry Room, Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, on Wednesday, April 20, 1994, at 9:00 a.m., local time, for the following purposes:

          1. To elect four Directors to serve until the 1997 Annual Meeting of Share Owners;

          2. To vote upon a proposal to approve the Long Term Performance Incentive Plan of The Coca-Cola Company, as amended;

          3. To vote upon a proposal to approve the Executive Performance Incentive Plan of The Coca-Cola Company;

          4. To ratify the appointment of Ernst & Young as independent auditors of the Company to serve for the 1994 fiscal year; and

          5. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Share owners of record at the close of business on February 21, 1994, are entitled to notice of and to vote at the meeting and any adjournments thereof. A list of share owners of the Company as of the close of business on February 21, 1994, will be available for inspection during normal business hours from April 6 through April 19, 1994, at the offices of Morris, Nichols, Arsht & Tunnell, 1201 North Market Street, Wilmington, Delaware.

                                          By Order of the Board of Directors

                                          SUSAN E. SHAW
                                          Secretary

Atlanta, Georgia
March 7, 1994

     EACH SHARE OWNER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A SHARE OWNER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                             THE COCA-COLA COMPANY
                              ONE COCA-COLA PLAZA
                             ATLANTA, GEORGIA 30313

                                                                   March 7, 1994

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHARE OWNERS
                           TO BE HELD APRIL 20, 1994

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Coca-Cola Company (the "Company") to be voted at the Annual Meeting of Share Owners of the Company to be held at the du Barry Room, Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, on April 20, 1994, at 9:00 a.m., local time, and at any adjournments thereof.

     All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.

     The mailing address of the principal executive offices of the Company is One Coca-Cola Plaza, Atlanta, Georgia 30313. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to share owners is March 7, 1994.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors to serve until the 1997 Annual Meeting of Share Owners, in voting by proxy, share owners may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the other proposals to be voted upon, share owners may vote in favor of a proposal, against a proposal or may abstain from voting. Share owners should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees, FOR the proposal to approve the Long Term Performance Incentive Plan, as amended, FOR the proposal to approve the Executive Performance Incentive Plan and FOR the proposal to ratify the appointment of Ernst & Young as independent auditors. The election of Directors will require the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting, and approval of the Long Term Performance Incentive Plan, as amended, approval of the Executive Performance Incentive Plan and the ratification of the appointment of Ernst & Young as independent auditors will each require the affirmative vote of a majority of the shares of Common Stock of the Company voting on the respective proposal in person or by proxy at the Annual Meeting. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote.

     Only owners of record of shares of Common Stock of the Company at the close of business on February 21, 1994, are entitled to vote at the meeting or adjournments thereof. Each owner of record on the record date is entitled to one vote for each share of Common Stock of the Company so held. On February 21, 1994, there were 1,297,441,043 shares of Common Stock of the Company issued and outstanding.

                             ELECTION OF DIRECTORS

                                    (ITEM 1)

BOARD OF DIRECTORS

     The Board of Directors of the Company, pursuant to the By-Laws of the Company, has determined that the number of Directors of the Company is thirteen. The Directors are divided into three classes, each class serving for a period of three years, which has been the practice of the Company since 1945.

     Approximately one-third of the members of the Board of Directors are elected by the share owners annually. The Directors whose terms will expire at the 1994 Annual Meeting of Share Owners are Ronald W. Allen, Donald F. McHenry, Paul F. Oreffice and James B. Williams, all of whom have been nominated to stand for reelection as Directors at the 1994 Annual Meeting of Share Owners to hold office until the 1997 Annual Meeting of Share Owners and until their successors are elected and qualified.

     Should any one or more of these nominees become unable to serve for any reason, or for good cause, will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR RONALD W. ALLEN, DONALD F. MCHENRY, PAUL F. OREFFICE AND JAMES B. WILLIAMS AS DIRECTORS TO HOLD OFFICE UNTIL THE 1997 ANNUAL MEETING OF SHARE OWNERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHARE OWNERS SPECIFY IN THEIR PROXY A CONTRARY CHOICE.

                        NOMINEES FOR ELECTION TO TERM EXPIRING 1997
- -------------------------------------------------------------------------------------------
- -------------------  RONALD W. ALLEN                               Director since 1991
- -------------------  Atlanta, Georgia                              Age 52
- -------------------
   PHOTO OF          Mr. Allen is Chairman of the Board of Directors, President and Chief
RONALD W. ALLEN      Executive Officer of Delta Air Lines, Inc., a major U.S. air
   OMITTED           transportation company. Mr. Allen has been Chairman of the Board and
- -------------------  Chief Executive Officer since 1987, holding the additional title of
- -------------------  President from August 1990 through April 1991 and since March 1993. He
- -------------------  is a director of NationsBank Corporation.
- -------------------
                     Member of the Executive Committee and the Committee on Directors of
                     the Board of Directors of the Company.
- -------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------
- -------------------  DONALD F. MCHENRY                             Director since 1981
- -------------------  Washington, D.C.                              Age 57
- -------------------
    PHOTO OF         Mr. McHenry is University Research Professor of Diplomacy and
DONALD F. MCHENRY    International Affairs at Georgetown University and a principal owner
    OMITTED          and President of The IRC Group, a New York City and Washington, D.C.
- -------------------  consulting firm. He has held these positions for more than the past
- -------------------  five years. Mr. McHenry is a director of Bank of Boston Corporation,
- -------------------  SmithKline Beecham PLC, International Paper Company and American
- -------------------  Telephone & Telegraph Company.

                     Chairman of the Public Issues Review Committee and a member of the
                     Audit Committee and the Committee on Directors of the Board of
                     Directors of the Company.
- -------------------------------------------------------------------------------------------
- -------------------  PAUL F. OREFFICE                              Director since 1985
- -------------------  Scottsdale, Arizona                           Age 66
- -------------------
     PHOTO OF
 PAUL F. OREFFICE    Mr. Oreffice retired as Chairman of the Board of Directors of The Dow
     OMITTED         Chemical Company in 1992, which position he had held for more than
- -------------------  five years. The Dow Chemical Company is a diversified chemical,
- -------------------  metals, plastics and packaging company. He is a director of CIGNA
- -------------------  Corporation, Northern Telecom Limited and Morgan Stanley Group Inc.
- -------------------
                     Member of the Finance Committee and the Committee on Directors of the
                     Board of Directors of the Company.
- -------------------------------------------------------------------------------------------
- -------------------  JAMES B. WILLIAMS                             Director since 1979
- -------------------  Atlanta, Georgia                              Age 60
- -------------------
       PHOTO OF      Mr. Williams is Chairman of the Board of Directors and Chief Executive
  JAMES B. WILLIAMS  Officer of SunTrust Banks, Inc., a bank holding company. He assumed
       OMITTED       the position of Chairman of the Board of Directors in 1991 and of
- -------------------  Chief Executive Officer in 1990. He served as President in 1990 and as
- -------------------  Vice Chairman from 1984 to 1990. He is a director of Trust Company of
- -------------------  Georgia, Trust Company Bank, Genuine Parts Company, SONAT Inc., Rollins,
- -------------------  Inc., RPC Energy Services, Inc. and Georgia-Pacific Corporation.

                     Chairman of the Finance Committee and a member of the Executive
                     Committee of the Board of Directors of the Company.
- -------------------------------------------------------------------------------------------

                         INCUMBENT DIRECTORS -- TERM EXPIRING 1996
- -------------------------------------------------------------------------------------------
- -------------------  CATHLEEN P. BLACK                             Director since 1993
- -------------------  Washington, D.C.                              Age 49
- -------------------
    PHOTO OF         Ms. Black has been President and Chief Executive Officer of the
CATHLEEN P. BLACK    Newspaper Association of America, a newspaper industry organization,
    OMITTED          since May 1991. From July 1985 to May 1991, Ms. Black was a director
- -------------------  of and Executive Vice President/Marketing for Gannett Company, Inc.
- -------------------  and publisher of USA TODAY. Ms. Black served as a Director of the
- -------------------  Company from April 18, 1990 through May 7, 1991, and was again elected
- -------------------  as a Director on October 21, 1993 to fill the vacancy caused by the resignation of Dr. James T. Laney upon the confirmation of his appointment as United States Ambassador to South Korea.

                     Member of the Public Issues Review Committee of the Board of Directors
                     of the Company.
- -------------------------------------------------------------------------------------------
- -------------------  WARREN E. BUFFETT                             Director since 1989
- -------------------  Omaha, Nebraska                               Age 63
- -------------------
    PHOTO OF         Mr. Buffett is Chairman of the Board of Directors and Chief Executive
WARREN E. BUFFETT    Officer of Berkshire Hathaway Inc., a diversified holding company, and
    OMITTED          has held these positions for more than the past five years. From
- -------------------  August 1991 until June 1992, he assumed the additional positions of
- -------------------  Interim Chairman of the Board and Interim Chief Executive Officer of
- -------------------  both Salomon Inc and Salomon Brothers Inc. He remains a director of
- -------------------  Salomon Inc and is also a director of Capital Cities/ABC, Inc., The
                     Gillette Company and USAir Group, Inc.

                     Member of the Audit and Finance Committees of the Board of Directors
                     of the Company.
- -------------------------------------------------------------------------------------------
- -------------------  SUSAN B. KING                                 Director since 1991
- -------------------  Corning, New York                             Age 53
- -------------------
   PHOTO OF          Ms. King is Senior Vice President - Corporate Affairs of Corning
SUSAN B. KING        Incorporated and has held this position since March 1992. She
   OMITTED           previously served as President of Steuben Glass, a manufacturer and
- -------------------  retailer of fine crystal and a division of Corning Incorporated, from
- -------------------  1987 to March 1992. Corning Incorporated is principally engaged in
- -------------------  laboratory services and the manufacture and sale of products made from
- -------------------  specialty glasses and related inorganic materials.

                     Member of the Compensation and Public Issues Review Committees of the
                     Board of Directors of the Company.
- -------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------
- ---------------------    WILLIAM B. TURNER                             Director since 1980
- ---------------------    Columbus, Georgia                             Age 71
- ---------------------
   PHOTO OF              Mr. Turner is Chairman of the Executive Committee of W. C. Bradley Co.
WILLIAM B. TURNER        W. C. Bradley Co. is involved in manufacturing, farming, wholesale
    OMITTED              building materials and sporting goods. Mr. Turner is Chairman of the
- ---------------------    Board of Directors of Columbus Bank and Trust Company, is a director
- ---------------------    and Chairman of the Executive Committee of Synovus Financial Corp.,
- ---------------------    and is a director of Total System Services, Inc.

                         Member of the Executive, Compensation and Finance Committees of the
                         Board of Directors of the Company.
- -------------------------------------------------------------------------------------------------
                             INCUMBENT DIRECTORS -- TERM EXPIRING 1995
- -------------------------------------------------------------------------------------------------
- ---------------------    HERBERT A. ALLEN                              Director since 1982
- ---------------------    New York, New York                            Age 54
- ---------------------
    PHOTO OF             Mr. Allen is President, Chief Executive Officer and a director of
 HERBERT A. ALLEN        Allen & Company Incorporated, a privately held investment banking
    OMITTED              firm, and has held these positions for more than the past five years.
- ---------------------
- ---------------------    Chairman of the Compensation Committee and a member of the Finance and
- ---------------------    Executive Committees of the Board of Directors of the Company.
- -------------------------------------------------------------------------------------------------
- ---------------------    CHARLES W. DUNCAN, JR.                        Director since 1981
- ---------------------    Houston, Texas                                Age 67
- ---------------------
    PHOTO OF             Mr. Duncan is a private investor and has been a private investor for
CHARLES W. DUNCAN, JR.   more than the past five years. He previously served as a Director of
     OMITTED             the Company from 1964 to 1977. Mr. Duncan is a director of American
- ---------------------    Express Company, Chemical Banking Corporation, United Technologies
- ---------------------    Corporation, Panhandle Eastern Corporation and Newfield Exploration
- ---------------------    Company.
- ---------------------
                         Chairman of the Audit Committee and a member of the Executive
                         Committee of the Board of Directors of the Company.
- -------------------------------------------------------------------------------------------------
- ---------------------    ROBERTO C. GOIZUETA                           Director since 1980
- ---------------------    Atlanta, Georgia                              Age 62
- ---------------------
    PHOTO OF             Mr. Goizueta is Chairman of the Board of Directors and Chief Executive
ROBERTO C. GOIZUETA      Officer of the Company and has held these positions since March 1981.
    OMITTED              Mr. Goizueta is a director of Ford Motor Company, SONAT Inc., Eastman
- ---------------------    Kodak Company, SunTrust Banks, Inc. and Trust Company of Georgia.
- ---------------------
- ---------------------    Chairman of the Executive Committee of the Board of Directors of the
                         Company.
- -------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------
- ------------------------  JAMES D. ROBINSON, III                        Director since 1975
- ------------------------  New York, New York                            Age 58
- ------------------------
     PHOTO OF             Mr. Robinson is President of J.D. Robinson Inc., a financial services
JAMES D. ROBINSON, III    and investment company, and senior advisor to Trust Company of the
     OMITTED              West, an insurance and investment management firm. He previousl
- ------------------------  served as Chairman of the Board of Directors and Chief Executive
- ------------------------  Officer of American Express Company from 1977 to 1993. Mr. Robinson is
- ------------------------  a director of Bristol-Myers Squibb Company, Union Pacific Corporation,
- ------------------------  First Data Corporation and SCI Television, Inc.

                          Chairman of the Committee on Directors and a member of the Public
                          Issues Review Committee of the Board of Directors of the Company.
- -------------------------------------------------------------------------------------------------
- ------------------------  PETER V. UEBERROTH                            Director since 1986
- ------------------------  Newport Beach, California                     Age 56
- ------------------------
    PHOTO OF              Mr. Ueberroth has been an investor and Managing Director of The
PETER V. UEBERROTH        Contrarian Group, Inc., a management company, since 1989. He was
    OMITTED               Commissioner of Major League Baseball from 1984 until March 1989.
- -----------------------   Mr. Ueberroth is a director of Morrison Knudsen Corporation,
- -----------------------   Transamerica Corporation and Adia Services, Inc.
- -----------------------
                          Member of the Compensation and Audit Committees of the Board of
                          Directors of the Company.
- -------------------------------------------------------------------------------------------------

OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY

     The following table sets forth information regarding beneficial ownership of the Company's Common Stock by each Director, the Company's five most highly compensated executive officers and the Directors and executive officers of the Company as a group.

                                        AGGREGATE NUMBER      PERCENT OF
                                           OF SHARES          OUTSTANDING
               NAME                    BENEFICIALLY OWNED       SHARES
- -----------------------------------    ------------------     -----------
Herbert A. Allen...................          4,709,721(1)          *
Ronald W. Allen....................              4,000             *
Cathleen P. Black..................              5,100             *
Warren E. Buffett..................         93,400,000(2)          7.2%
Charles W. Duncan, Jr..............          3,492,624(3)          *
Susan B. King......................              4,000             *
Donald F. McHenry..................             10,117             *
Paul F. Oreffice...................            100,000(4)          *
James D. Robinson, III.............              6,000(5)          *
William B. Turner..................         16,539,036(6)          1.3%
Peter V. Ueberroth.................             34,000(7)          *
James B. Williams..................         45,618,731(8)          3.5%
Roberto C. Goizueta................         36,331,934(9)          2.8%
M. Douglas Ivester.................          1,721,066(10)         *
John Hunter........................            607,410(11)         *
Jack L. Stahl......................            430,939(12)         *
E. Neville Isdell..................            406,074(13)         *
All Directors and Executive
  Officers as a Group (27
  persons).........................        188,266,491(14)        14.5%

- ------------

     * Less than 1% of issued and outstanding shares of Common Stock of the Company.

     (1) Includes 150,545 shares owned by a trust of which Mr. Allen is one of three trustees, 37,372 shares owned by certain members of Mr. Allen's family, 1,173,960 shares owned by Allen & Company Incorporated ("ACI"), and 15,000 shares owned by Allen Capital L.P., an affiliate of ACI's parent company. Does not include 100,000 shares held by ACI's pension plan, over which Mr. Allen does not have voting or investment power.

     (2) Shares owned indirectly through wholly and majority owned subsidiaries of Berkshire Hathaway Inc., the capital stock of which is owned 41.6% by Mr. Buffett and a trust of which he is trustee but in which he has no beneficial interest, and 3.2% by Mr. Buffett's wife.

     (3) Includes 42,576 shares owned by Mr. Duncan's wife, 152,388 shares owned by a partnership of which Mr. Duncan is a general and limited partner and 168,000 shares owned by a trust of which Mr. Duncan is one of three trustees. Does not include 12,000 shares owned by a foundation of which Mr. Duncan is one of five directors and as to which he disclaims beneficial ownership.

     (4) Includes 27,000 shares owned by a trust of which Mr. Oreffice is the trustee and his wife is a beneficiary.

     (5) Does not include 2,403,450 shares owned by two trusts of which Mr. Robinson is a beneficiary.

     (6) Includes 14,328,000 shares owned by a company of which Mr. Turner is a director and a significant shareholder, 732 shares owned by his wife and 2,182,332 shares owned by a foundation of which Mr. Turner is one of several trustees. Does not include 112,896 shares owned by a trust of which Mr. Turner is a beneficiary.

     (7) Includes 20,000 shares owned by a trust of which Mr. Ueberroth is one of two trustees and a beneficiary, 4,000 shares owned by his wife and 1,000 shares held by a charitable foundation of which he is one of two trustees.

     (8) Includes 27,666,861 shares owned by two foundations of which Mr. Williams is, in both cases, one of five trustees, and 17,926,870 shares owned by a foundation of which Mr. Williams is one of five trustees, another of whom is Mr. Goizueta.

     (9) Includes 176,559 shares credited to Mr. Goizueta's accounts under The Coca-Cola Company Thrift Plan, 5,616,000 shares which are subject to transfer restrictions, 17,926,870 shares owned by a foundation of which Mr. Goizueta is one of five trustees, another of whom is Mr. Williams, and 9,019,305 shares owned by a foundation of which Mr. Goizueta is one of three trustees. Also includes 1,300,000 shares which may be acquired upon the exercise of options, all of which are presently exercisable.

     (10) Includes 47,735 shares credited to Mr. Ivester's accounts under The Coca-Cola Company Thrift Plan and 700,000 shares which are subject to transfer restrictions. Also includes 913,331 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1994.

     (11) Includes 5,315 shares credited to Mr. Hunter's accounts under The Coca-Cola Company Thrift Plan and 265,000 shares which are subject to transfer restrictions. Also includes 282,295 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1994. Includes 6,430 shares owned by one of his children.

     (12) Includes 16,675 shares credited to Mr. Stahl's accounts under The Coca-Cola Company Thrift Plan and 183,000 shares which are subject to transfer restrictions. Also includes 211,999 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1994. Includes 7,265 shares owned by his wife and 800 shares owned by his children. Does not include 1,600 shares owned by a trust of which he is a beneficiary.

     (13) Includes 1,408 shares credited to Mr. Isdell's accounts under The Coca-Cola Company Thrift Plan and 137,500 shares which are subject to transfer restrictions. Also includes 266,666 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1994, and 500 shares owned by his daughter.

     (14) Includes 4,300,349 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1994.

     SunTrust Banks, Inc. ("SunTrust"), 25 Park Place, N.E., Atlanta, Georgia 30303, a bank holding company, has informed the Company that, as of December 31, 1993, certain subsidiaries of SunTrust held either individually or in various fiduciary and agency capacities an aggregate of 119,427,239 shares or 9.2% of the Company's issued and outstanding Common Stock as of that date. Of such shares, 95,293,991 shares of the Company's Common Stock are held in various fiduciary and agency capacities as to which SunTrust and certain of its subsidiaries may be deemed beneficial owners, but as to which SunTrust and such subsidiaries disclaim any beneficial interest. Of such shares held in fiduciary or agency capacities, the subsidiaries have sole voting power with respect to 38,612,651 shares, shared voting power with respect to 27,953,156 shares, sole investment power with respect to 28,224,098 shares and shared investment power with respect to 44,535,903 shares. As to the shares described above, SunTrust has further informed the Company that 90,375,920 of such shares or 7.0% of the Company's Common Stock are held in various fiduciary and agency capacities by Trust Company Bank, which is a direct subsidiary of Trust Company of Georgia and an indirect subsidiary of SunTrust. Trust Company Bank owns individually 12,686,976 shares of the Company's Common Stock, Trust Company of Georgia owns individually 6,106,272 shares of the Company's Common Stock and Preferred Surety Corporation, a direct subsidiary of Trust Company of Georgia and an indirect subsidiary of SunTrust, owns individually 5,340,000 shares of the Company's Common Stock as to which SunTrust may be deemed a beneficial owner.

     Berkshire Hathaway Inc. ("Berkshire"), 1440 Kiewit Plaza, Omaha, Nebraska 68131, a diversified holding company, the capital stock of which is beneficially owned 41.6% by Warren E. Buffett and a trust of which he is a trustee but in which he has no beneficial interest, and 3.2% by Mr. Buffett's wife,

Susan T. Buffett, has informed the Company that certain wholly or majority owned subsidiaries of Berkshire hold an aggregate of 93,400,000 shares or approximately 7.2% of the Company's current issued and outstanding Common Stock.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS AND COMPENSATION OF DIRECTORS

     In accordance with the By-Laws of the Company, the Board of Directors has established an Executive Committee, a Finance Committee, an Audit Committee, a Compensation Committee, a Committee on Directors and a Public Issues Review Committee. The members of these Committees are indicated in the preceding section of this Proxy Statement.

     The Executive Committee, during the intervals between meetings of the Board of Directors, may exercise the powers of the Board of Directors except with respect to a limited number of matters, which include amending the Certificate of Incorporation or the By-Laws of the Company, adopting an agreement of merger or consolidation for the Company and recommending to the share owners of the Company a merger of the Company, the sale of all or substantially all of the assets of the Company or the dissolution of the Company. The Executive Committee did not meet in 1993.

     The Finance Committee, which is composed entirely of outside Directors, reviews and recommends to the Board of Directors the financial policies of the Company formulated by management with respect to the financial affairs and accounting policies of the Company. The Finance Committee has oversight of the budget and of all of the financial operations of the Company. The Finance Committee met five times in 1993.

     The Audit Committee, which is composed entirely of outside Directors, recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. The Audit Committee met three times in 1993.

     The Compensation Committee, which is composed entirely of outside Directors, reviews and approves all salary arrangements and other remuneration for officers of the Company, and it will be responsible for the administration of the Executive Performance Incentive Plan if such plan is approved by the share owners. It also is responsible for review of certain benefit plans and for administration of the Stock Option Plans, the Annual Performance Incentive Plan, the Long Term Performance Incentive Plan and the Restricted Stock Award Plans. The Compensation Committee met five times in 1993.

     The Committee on Directors, which is composed entirely of outside Directors, recommends to the Board of Directors candidates for election to the Board of Directors and reviews matters relating to potential conflicts of interest and Directors' fees and retainers. The Committee on Directors will consider recommendations for nominees for directorships submitted by share owners. The Committee on Directors met three times in 1993.

     The Public Issues Review Committee, which is composed entirely of outside Directors, reviews Company policy and practice relating to significant public issues of concern to share owners, the Company, the business community and the general public. The Public Issues Review Committee met one time in 1993.

     In 1993, the Board of Directors held seven meetings and Committees of the Board of Directors held a total of seventeen meetings. Overall attendance at such meetings was 97%. All of the Directors attended more than 75% of the aggregate of all meetings of the Board of Directors and the Committees on which they served during 1993.

     Officers of the Company who are also Directors do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. Non-management Directors receive a retainer fee of $50,000 per annum, $1,500 for each Board meeting attended and

$1,500 for each Committee meeting attended. The chairman of each Committee receives an additional retainer fee of $5,000 per annum. Non-management Directors may elect to defer receipt of all or part of their annual retainer fee until a date or dates no earlier than the year following the year in which their service as a Director terminates.

     In addition, the Company provides certain insurance and retirement benefits to members of the Board of Directors who are not employees of the Company, including $30,000 term life insurance for each Director, $100,000 group accidental death and dismemberment insurance and $200,000 group travel accident insurance coverage while traveling on bona fide Company business. Health and dental coverage is also provided. Costs to the Company for all such benefits for 1993 totaled $56,814. The Directors' Retirement Plan, as amended, provides that all Directors who are not employees of the Company and who, upon their retirement from the Board of Directors, (i) have served at least five years on the Board of Directors, and (ii) are at least 55 years old on the date of such retirement, shall be entitled to an annual retirement benefit equal to the annual retainer then payable to the Directors. Such retirement benefit will be paid to the retired Director or his or her surviving spouse for a period of time not to exceed the retired Director's total number of years of service on the Board of Directors or the retired Director may elect, no less than one year prior to retirement, to receive a lump sum payment upon retirement or pre-retirement death.

     In 1993, the Company entered into a one-year agreement with The IRC Group ("IRC"), a company of which Donald F. McHenry, a Director of the Company, is President and a substantial share owner. Under this agreement, IRC provides consulting services to the Company on international affairs and business activities and is paid $185,000. The Company contemplates utilizing the services of and paying a similar amount to IRC in 1994.

CERTAIN TRANSACTIONS

     James B. Williams, a Director of the Company, is Chairman of the Board and Chief Executive Officer of SunTrust. Subsidiary banks of SunTrust engage in ordinary course of business banking transactions with the Company and its subsidiaries, including the making of loans on customary terms. Trust Company Bank, a subsidiary of SunTrust, serves as agent for a syndicate of banks for a $200,000,000 credit facility dated December 22, 1993 for The Coca-Cola Bottling Company of New York, Inc. ("CCNY") which was, at that time, a temporary majority-owned subsidiary of the Company. Pursuant to that facility, Trust Company Bank also committed to lend CCNY up to $55,700,000 and CCNY paid to SunTrust and Trust Company Bank in 1993 an aggregate of $608,500 in related fees. CCNY also paid to SunTrust and Trust Company Bank in 1993 an aggregate of $106,404 in connection with a bridge loan, a revolving credit facility and letter of credit agreements, all of which were repaid or terminated by CCNY by December 31, 1993. In the opinion of management, the terms of such arrangements are fair and reasonable and as favorable to CCNY as could have been obtained from a wholly unrelated party. Trust Company Bank also holds in its portfolio equipment leases pursuant to which the Company paid $135,305 in 1993 for the lease of trailers used to haul syrup. A SunTrust subsidiary leases office space in a building owned by a Company subsidiary and located at 711 Fifth Avenue, New York, New York. The current lease was modified in 1993 to extend the expiration date, originally set for 1995 under a 1990 extension, to 1997, and to set a new escalating scale of base rental amounts. In 1993, the Company subsidiary was paid approximately $58,000, and will be paid an estimated $115,600 in 1994 and escalating payments in future years, under the renegotiated lease. In the opinion of management, the lease terms are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of its execution.

     See "Committees of the Board of Directors; Meetings and Compensation of Directors" above and "Compensation Committee Interlocks and Insider Participation" on page 23.

                             EXECUTIVE COMPENSATION

     The following tables and narrative text discuss the compensation paid in 1993 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                               LONG TERM COMPENSATION
                                                        -------------------------------------
                                                                      SECURITIES
                                                                      UNDERLYING                  ALL
                            ANNUAL COMPENSATION         RESTRICTED     OPTIONS/                  OTHER
 NAME AND PRINCIPAL    ------------------------------      STOCK         SAR          LTIP      COMPEN-
      POSITION         YEAR     SALARY      BONUS(4)     AWARDS(5)    AWARDS(#)    PAYOUTS(8)   SATION(9)
- ---------------------  ----   ----------   ----------   -----------   ----------   ----------   --------
Roberto C. Goizueta    1993   $1,454,000(3) $2,200,000            0           0    $1,380,816   $138,724
  Chairman of the      1992    1,401,000(3)  1,800,000            0           0     1,290,528    130,815
  Board & Chief        1991    1,242,000(3)  1,900,000  $56,000,000(6)        0     1,005,120         --(10)
  Executive Officer

M. Douglas Ivester(1)  1993      520,000       270,000            0     320,000       492,696     47,613
  Executive Vice       1992      467,500       228,000            0     100,000(7)    473,796     40,890
  President            1991      445,000       240,000            0     120,000(7)    379,620         --(10)

John Hunter(2)         1993      486,250       240,000      654,375(6)  245,000       361,920     25,740
  Executive Vice       1992      393,750       228,000    2,084,375(6)        0       287,520     47,716
  President            1991      317,333       240,000    1,120,000           0       230,400         --(10)

Jack L. Stahl          1993      355,000       180,000      654,375(6)   30,000       492,696     58,019
  Senior Vice          1992      325,000       175,000            0      60,000(7)    391,500     49,126
  President & Chief    1991      272,500       175,000    1,680,000           0             0         --(10)
  Financial Officer

E. Neville Isdell      1993      318,625       168,000      763,438(6)   15,000       329,088     42,788
  Senior Vice          1992      298,750       155,000            0      40,000(7)    287,520     16,619
  President            1991      280,000       140,000      840,000           0       230,400         --(10)

- ------------

     (1) Compensation for 1993 reflects 8-1/2 months of service in new position as Principal Operating Officer of the North America Business Sector.

     (2) Compensation for 1993 reflects 8-1/2 months of service in new position as Principal Operating Officer of the International Business Sector.

     (3) Includes $180,000 in deferred compensation. The Company credits $15,000 monthly to a deferred account for Mr. Goizueta on the Company's books. Amounts credited to the account plus interest thereon will be paid to him in ten annual installments, commencing one year after termination of his employment with the Company. In the event of Mr. Goizueta's disability or death prior to payment of all amounts deferred under this agreement, the balance will be paid to Mr. Goizueta or his beneficiary.

     (4) Under the Annual Performance Incentive Plan, cash awards are made to participants based upon the individual's contribution to the attainment of overall Company objectives and individual goals. Awards are paid to participants annually during the year following the Annual Performance Incentive Plan year. In the event of a change in control, participants earn the right to receive awards equal to the target percentage of their annual salaries as if their performance goals had been met, pro-rated to reflect the number of months a participant was employed in the plan year.

     (5) Share owners should be aware that the Company's restriction periods are significantly longer than those customarily found in restricted stock award plans. For example, restrictions on one named executive officer's first award under the 1983 Restricted Stock Award Plan will not lapse, assuming he does not die or become disabled and that no change in control occurs, for a minimum of 22 years and a maximum of 32 years from the date of grant.

     Under the 1983 Restricted Stock Award Plan, restrictions on awards granted prior to 1991 lapse when the participant retires, becomes disabled or dies, or upon a change in control. Currently, restrictions on awards granted in and after 1991 pursuant to the 1983 Restricted Stock Award Plan and awards granted pursuant to the 1989 Restricted Stock Award Plan lapse when the participant retires at or after age 62 on a date which is at least five years from the award date, becomes disabled or dies, or upon a change in control. Restrictions on the award granted under the 1982 Restricted Stock Award Agreement between the Company and Mr. Goizueta lapse when the recipient retires, becomes disabled or dies, or upon a change in control.

     The aggregate restricted stock holdings at the end of 1993 for Mr. Goizueta were 5,616,000 shares (value at year end equaled $250,614,000, which is 284% of the value at grant dates); for Mr. Ivester, 700,000 shares (value at year end equaled $31,237,500, which is 478% of the value at grant dates); for Mr. Hunter, 265,000 shares (value at year end equaled $11,825,625, which is 183% of the value at grant dates); for Mr. Stahl, 183,000 shares (value at year end equaled $8,166,375, which is 196% of the value at grant dates); and for Mr. Isdell, 137,500 shares (value at year end equaled $6,135,938, which is 216% of the value at grant dates). The restricted stock was awarded pursuant to the 1983 Restricted Stock Award Plan, the 1989 Restricted Stock Award Plan, and the 1982 Restricted Stock Award Agreement.

     Dividends on all stock awards are paid at the same rate as paid to all share owners. The 1983 Restricted Stock Award Plan and the 1982 Restricted Stock Award Agreement provide for the Company to make cash payments to recipients of awards made pursuant to these plans in amounts equal to the recipients' income tax liability on these awards when the restrictions lapse. Receipt of these cash payments also causes recipients to incur income tax liability, but no cash payments are made to the recipients to offset this liability. No cash payments for reimbursement of any income tax liability are provided under the 1989 Restricted Stock Award Plan.

     The shares awarded under these plans have been adjusted, as necessary, to reflect the 2-for-1 stock split that occurred on May 1, 1992, the 2-for-1 stock split that occurred on May 1, 1990, and the 3-for-1 stock split that occurred on June 16, 1986.

     (6) These Restricted Stock Awards were made pursuant to the 1989 Restricted Stock Award Plan. Thus, as was discussed in footnote 5, all income taxes resulting from these awards are the responsibility of the recipient.

     (7) Adjusted, as necessary, for the 2-for-1 stock split that occurred on May 1, 1992, and the 2-for-1 stock split that occurred on May 1, 1990.

     (8) Includes the entire amount for the three-year period ending December 31, 1993, although one-half of such amount is subject to forfeiture if the recipient leaves the employ of the Company prior to December 31, 1995 except by reason of retirement, death or disability (or unless pursuant to a change in control).

     (9) For 1993, includes: for Mr. Goizueta: $7,075 contributed by the Company to The Coca-Cola Company Thrift Plan (the "Thrift Plan", described below), $120,354 accrued under The Coca-Cola Company Supplemental Benefit Plan (the "Supplemental Plan", described below), and $11,295 in above-market interest earned on amounts deferred under the Company's 1986 Compensation Deferral and Investment Program (the "CDIP", described below); for Mr. Ivester: $7,075 contributed by the Company to the Thrift Plan, $28,573 accrued under the Supplemental Plan, and $11,965 in above-market interest earned on amounts deferred under the CDIP; for Mr. Hunter: $7,075 contributed by the Company to the Thrift Plan and $18,665 accrued under the Supplemental Plan; for Mr. Stahl:
$7,075 contributed by the Company to the Thrift Plan, $14,697 accrued under the Supplemental Plan, and $11,965 in above-market interest earned on amounts deferred under the CDIP; and for Mr. Isdell: $7,075 contributed by the Company to the Thrift Plan, and $11,431 accrued under the Supplemental Plan. As to Messrs. Hunter, Isdell and Stahl, who serve or have served as directors of Coca-Cola Amatil Limited, in which the Company holds a temporary majority interest, includes the fee paid by such company to each director for his service in the year indicated: to Mr. Hunter for 1992, approximately U.S.$25,248; to Mr. Isdell for 1993, approximately U.S.$24,282; and to Mr. Stahl for 1992, approximately U.S.$25,248, and for 1993, approximately U.S.$24,282. The Company plays no role in the determination or authorization of such fees.

     Under the Thrift Plan, the Company contributes to each participant's account maintained under the Thrift Plan an annual amount of Company stock equal to 100% of the participant's contributions to the Thrift Plan but not more than 3% of (a) the participant's earnings or (b) $235,840 for 1993, whichever is lower.

     The Supplemental Plan provides a benefit to any eligible individual for whom the 3% matching contribution would otherwise be in excess of the maximum permitted under the Thrift Plan. The difference between the theoretical Company matching contribution under the Thrift Plan for each participant, without regard to the legally imposed maximum, and the maximum contribution permitted under the law is used to determine the number of theoretical shares of Common Stock of the Company which would have been purchased for the participant's account in the absence of the IRS limitation of $235,840 for 1993. The value of the accumulated theoretical shares, including dividends, is paid in cash to the individual at termination of employment.

     The CDIP, as amended, permitted salaried employees of the Company and certain of its subsidiaries whose base annual salary was at least $50,000, to defer, on a one-time basis, up to $50,000 of the compensation earned between May 1986 and April 1987. Amounts deferred are expected to be credited with annual compound interest at a variable annual rate of at least 16%. The rate for the period from May 1993 through April 1994 is 16.28%. The amounts credited will be paid out when the participant no longer is an employee of the Company or, at the option of the participant, (a) as a level annuity payable from the date of retirement until attainment of age 80, or (b) split between pre-retirement payments commencing no earlier than 1993 and a level annuity payable from the date of retirement until attainment of age 80. Participants who elect to retire prior to age 65 may elect to defer commencement of their payments to the earlier of their death or their 65th birthday.

     (10) Under the Securities and Exchange Commission rules on executive compensation disclosure, no disclosure regarding items included in this column is required for the 1991 fiscal year.


                                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                         INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE VALUE AT ASSUMED
                        ----------------------------------------------------      ANNUAL RATES OF STOCK PRICE APPRECIATION
                                       % OF TOTAL                                         FOR OPTION TERM (10 YEARS)*
                         NUMBER OF      OPTIONS/                                 -------------------------------------------
                         SECURITIES       SARS
                         UNDERLYING    GRANTED TO   EXERCISE                                  5%
                        OPTIONS/SARS   EMPLOYEES     OR BASE                     -----------------------------
                          GRANTED      IN FISCAL      PRICE       EXPIRATION     PRICE PER        AGGREGATE
        NAME                (#)           YEAR      ($/SHARE)        DATE          SHARE            VALUE
- --------------------    ------------   ----------   ---------     ----------     ---------     ---------------
Roberto C. Goizueta              0          --            --             --                                 --
M. Douglas Ivester       200,000(2)                 $39.875 (2)     4/14/03       $ 65.00         $5,024,250(3)
                         120,000(2)        4.8%     43.8125(2)     10/20/03         71.41          3,312,225(3)
John Hunter              200,000(2)                 39.875 (2)      4/14/03         65.00          5,024,250(3)
                          45,000(2)        3.7%     43.8125(2)     10/20/03         71.41          1,242,084(3)
Jack L. Stahl             30,000(2)         .4%     43.8125(2)     10/20/03         71.41            828,056(3)
E. Neville Isdell         15,000(2)         .2%     43.8125(2)     10/20/03         71.41            414,028(3)

All Share Owners as a Group                                                       $ 65.00    $32,593,653,280
                                                                                    71.41     35,812,148,820
Named executives' portion of assumed value gained by all share owners             $ 65.00              .0003
                                                                                    71.41             .00016

                                                                                    POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF STOCK PRICE APPRECIATION
                                                                                          FOR OPTION TERM (10 YEARS)*
                                                                                 ------------------------------------------
                                                                                              10%
                                                                                 ------------------------------------------
                                                                                  PRICE PER          AGGREGATE
        NAME                                                                        SHARE              VALUE
- --------------------                                                             ------------------------------------------
Roberto C. Goizueta                                                                                   --
M. Douglas Ivester                                                                 $103.28        $12,680,250(3)
                                                                                    113.47          8,359,425(3)
John Hunter                                                                         103.28         12,680,250(3)
                                                                                    113.47          3,134,784(3)
Jack L. Stahl                                                                       113.47          2,089,856(3)
E. Neville Isdell                                                                   113.47          1,044,928(3)

All Share Owners as a Group                                                        $103.28    $82,260,172,570
                                                                                    113.47     90,383,042,280
Named executives' portion of assumed value gained by all share owners              $103.28              .0003
                                                                                    113.47             .00016

- ------------

     * The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company. The gains reflect a future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

     It is important to note that options have value to the listed executives and to all option recipients only if the stock price advances beyond the grant date price shown in the table during the effective option period.

     (1) No SARs were awarded in the 1993 fiscal year.

     (2) These awards were made pursuant to the 1991 Stock Option Plan. Under this plan, the option price must be not less than 100% of the fair market value of the Company's Common Stock on the date the option is granted. The fair market value of a share of the Company's Common Stock is the average of the high and low market prices at which a share of stock was sold on the date of grant. Stock options awarded may not be exercised during the first twelve months after the date of grant. Thereafter, options may be exercised only to the extent of a fraction, the numerator of which is the number of whole months from the date of grant and the denominator of which is thirty-six. All unexercisable stock options granted pursuant to the plan become exercisable upon an optionee's retirement, death, disability or upon a change in control. The plan allows shares of Common Stock of the Company to be used to satisfy any resulting Federal, State and local tax liabilities, but does not provide for a cash payment by the Company for income taxes payable as a result of the exercise of a stock option award. This plan is the same in all material respects as the 1983 Stock Option Plan and the 1987 Stock Option Plan.

     (3) Not discounted to present value. Using a discount rate of 7%, the present value of the assumed potential realizable value of Mr. Ivester's awards are $2,554,074 and $1,683,767 at a 5% annual rate of stock price appreciation and $6,445,996 and $4,249,508 at a 10% annual rate of stock price appreciation. The present value of the assumed potential realizable value of Mr. Hunter's awards are $2,554,074 and $631,413 at a 5% annual rate of stock price appreciation and $6,445,996 and $1,593,565 at a 10% annual rate of stock price appreciation. The present value of the assumed potential realizable value of Mr. Stahl's award is $420,942 at a 5% annual rate of stock price appreciation and $1,062,377 at a 10% annual rate of stock price appreciation. The present value of the assumed potential realizable value of Mr. Isdell's award is $210,471 at a 5% annual rate of stock price appreciation and $531,188 at a 10% annual rate of stock price appreciation.




                                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                            AND FY-END OPTION/SAR VALUES(1)

                                                                     NUMBER OF        VALUE OF UNEXERCISED
                                                                    SECURITIES            IN-THE-MONEY
                                                                    UNDERLYING            OPTIONS/SARS
                                                                    UNEXERCISED          AT FY-END ($)
                                                                  OPTIONS/SARS AT          (BASED ON
                                                                    FY-END (#)        $44.625 PER SHARE)
                          SHARES ACQUIRED          VALUE           EXERCISABLE/           EXERCISABLE/
         NAME               ON EXERCISE         REALIZED(2)        UNEXERCISABLE         UNEXERCISABLE
- ----------------------    ---------------     ---------------     ---------------     --------------------
Roberto C. Goizueta           300,000           $9,478,125(3)        1,300,000/0          $ 45,946,875/0
M. Douglas Ivester                 --                    --            822,221/             23,598,889/
                                                                       377,779               1,425,986
John Hunter                        --                    --            230,000/              8,129,063/
                                                                       245,000                 986,563
Jack L. Stahl                   6,000           $  229,594(4)          205,333/              6,249,541/
                                                                        56,667                 117,710
E. Neville Isdell                  --                    --            262,222/              8,560,277/
                                                                        32,778                  74,411

- ------------

     (1) The share numbers, and market and exercise prices have been adjusted, as necessary, for the 2-for-1 stock split that occurred on May 1, 1992, the 2-for-1 stock split that occurred on May 1, 1990, and the 3-for-1 stock split that occurred on June 16, 1986.

     (2) An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the increase in the price of the Company's Common Stock from the option award date to the option exercise date. No cash is realized until the shares received upon exercise of an option are sold.

     No named executive officer sold shares of the Company's Common Stock in 1993, or has done so at any time since becoming an executive officer.
Mr. Goizueta has not sold any shares of Company Common Stock in more than 20 years.

     (3) The exercise price of the stock option was $9.28125, which is equal to the fair market value of a share of the Company's Common Stock on the date of grant, which was July 21, 1988.

     (4) The exercise price of the stock option was $4.35938, which is equal to the fair market value of a share of the Company's Common Stock on the date of grant, which was November 1, 1983.

           LONG TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                                           PERFORMANCE
                          NUMBER OF          OR OTHER             ESTIMATED FUTURE PAYOUTS(2)
                        SHARES, UNITS      PERIOD UNTIL        UNDER NON-STOCK PRICE-BASED PLANS
                          OR OTHER        MATURATION OR     ---------------------------------------
        NAME               RIGHTS             PAYOUT        THRESHOLD       TARGET        MAXIMUM
- --------------------    -------------     --------------    ---------     ----------     ----------
Roberto C. Goizueta       1,219,680          3 years        $ 182,952     $1,219,680     $1,463,616
M. Douglas Ivester          478,800          3 years           71,820        478,800        574,560
John Hunter                 478,800          3 years           71,820        478,800        574,560
Jack L. Stahl               435,240          3 years           65,286        435,240        522,288
E. Neville Isdell           290,720          3 years           43,608        290,720        348,864

- ---------------

     (1) Effective January 1, 1982, and as later amended, the Company established a Long Term Performance Incentive Plan. The Compensation Committee, which administers the plan, awards incentive compensation to certain senior officers and key executives of the Company if performance targets set for the Company, as measured by the average return on equity and the compounded annual growth in income from continuing operations over three years, are met. The plan is not based on the price of the Company's Common Stock. Subject to continued employment of the participant, unless death, disability or retirement occurs, one-half of each award earned is paid at the close of each three-year performance period. Payment of the other half of each award, the "Restricted Award", is deferred for two years and is subject to forfeiture if the participant's employment with the Company terminates for any reason other than death, disability or retirement in such two-year period. The participant is entitled to receive interest on the Restricted Award during such two-year period, calculated at rates not in excess of prevailing market interest rates. Upon a change in control of the Company, all awards or portions of awards earned up until such date become fully vested and payable, and additional payments will be made in an amount equal to the participant's liability for any taxes attributable to such payments.

     (2) The threshold amount is equal to .15 times the targeted payout, and if actual Company performance falls below certain parameters, no payouts are made. The target amount is earned if specified performance targets are achieved. The maximum amount that can be earned is 1.2 times the targeted amount.

                               PENSION PLAN TABLE

                                            YEARS OF CREDITED SERVICE WITH
  ASSUMED AVERAGE ANNUAL                              THE COMPANY
COMPENSATION FOR FIVE-YEAR      -------------------------------------------------------
PERIOD PRECEDING RETIREMENT      10 YEARS       20 YEARS       30 YEARS       40 YEARS
- ---------------------------     ----------     ----------     ----------     ----------
        $   500,000             $  150,000     $  200,000     $  250,000     $  295,346
          1,000,000                300,000        400,000        500,000        594,096
          1,500,000                450,000        600,000        750,000        892,846
          2,000,000                600,000        800,000      1,000,000      1,191,596
          2,500,000                750,000      1,000,000      1,250,000      1,490,346
          3,000,000                900,000      1,200,000      1,500,000      1,789,096
          3,500,000              1,050,000      1,400,000      1,750,000      2,087,846
          4,000,000              1,200,000      1,600,000      2,000,000      2,386,596
          4,500,000              1,350,000      1,800,000      2,250,000      2,685,346
          5,000,000              1,500,000      2,000,000      2,500,000      2,984,096
          5,500,000              1,650,000      2,200,000      2,750,000      3,282,846
          6,000,000              1,800,000      2,400,000      3,000,000      3,581,596

     This table sets forth the annual retirement benefits payable under the Employee Retirement Plan of The Coca-Cola Company (the "Retirement Plan", described below), the retirement portion of the Supplemental Plan and The Coca-Cola Company Key Executive Retirement Plan (the "Key Executive Plan", described below) upon retirement at age 65 based on an employee's assumed average annual compensation for the five-year period preceding retirement and assuming actual retirement on January 1, 1994. The benefits listed in the table are not subject to any reduction for Social Security or other offset amounts.

     Generally, compensation utilized for pension formula purposes includes salary and annual bonus reported in the Summary Compensation Table. Awards under the Long Term Performance Incentive Plan are also included in the computation of benefits under the Retirement Plan, the Key Executive Plan and the Supplemental Plan. Company contributions received under the Company's Thrift Plan and Supplemental Plan are not included in the calculation of the named executive's compensation for purposes of the pension benefit.

     The Retirement Plan is a tax-qualified defined benefit plan and, subject to certain maximum and minimum provisions, bases pension benefits on a percentage of (a) the employee's final average compensation (the five highest consecutive calendar years of compensation out of the employee's last eleven years of credited service) or (b) $235,840 for 1993, whichever is lower, times the employee's years of credited service. Service and age requirements for early retirement and benefit reductions for early retirement are reduced for participants who terminate for any reason within two years after a change in control. The term "compensation" includes salary, overtime, commissions and performance incentive awards of the participants.

     The Supplemental Plan also provides a benefit to eligible persons whenever 100% of their pension benefits under the Retirement Plan are not permitted to be funded or paid through that plan because of limits imposed by the Internal Revenue Code of 1986, which limitations were $115,641 in 1993. If a participant is entitled to a pension benefit from the Retirement Plan because of termination of employment for any reason within two years subsequent to a change in control, then the change in control provisions in the Retirement Plan will apply to the calculation of the participant's pension benefit under the Supplemental Plan. These vested benefits are payable on termination of employment. Benefits accrued after such date will continue to vest under the terms of the Supplemental Plan as in effect prior to its amendment.

     The Key Executive Plan provides certain executive and other key senior officers of the Company annually, upon retirement, 20% of the average pay, including awards pursuant to the Long Term Performance Incentive Plan, for the five highest consecutive years out of the employee's last eleven years of credited service, increased 1% for each year of vested service with the Company up to a maximum of 35 years (i.e., up to 55%). The amount any participant will receive under the Key Executive Plan will be reduced, dollar for dollar, by amounts payable under the Retirement Plan and the Supplemental Plan. Eligibility for early retirement benefits under the Key Executive Plan commences when the participant has completed ten years of service with the Company and is 55 years old, or when the participant reaches age 60. Normal retirement benefits commence when the participant reaches age 65. If a participant should die prior to retirement, his or her surviving spouse will receive accrued benefits under the Key Executive Plan, less any other survivor income benefits payable under the Retirement Plan and the Supplemental Plan. There is also a benefit to a participant's surviving spouse if the participant dies after retirement. These vested benefits are payable on termination of employment. Benefits accrued after such date will continue to vest under the terms of the Key Executive Plan as in effect prior to its amendment. In the event of a change in control, all benefits accrued to participants would immediately vest and, if a participant's employment terminates within two years after a change in control, his or her benefits would be paid in cash in a lump sum. In certain cases, such benefits are calculated assuming continuation of employment to the first date on which the employee would have satisfied the eligibility requirements with assumed increases of 8% per annum in covered compensation. Also in such event, the Company will pay the employee an additional amount equal to the liability, if any, under Section 4999 of the Internal Revenue Code of 1986, attributable to lump sum payments under the Key Executive Plan.

The respective years of credited service as of December 31, 1993, for the persons named in the Summary Compensation Table are as follows: Mr. Goizueta,
39.5 years; Mr. Ivester, 14.2 years; Mr. Hunter, 18.4 years; Mr. Stahl, 14.5 years; and Mr. Isdell, 26.2 years.

        As reported in previous Proxy Statements, the Company entered into an Incentive Unit Agreement with Mr. Goizueta in 1988. Each Incentive Unit is equal to the market value of one share of the Company's Common Stock, and is payable, in cash, upon the recipient's death, retirement, disability or upon a change in control of the Company. Dividends are not paid on Incentive Units. The 1988 Incentive Unit Agreement provides for the Company to make a cash payment to the recipient of the award made pursuant to this plan in an amount equal to the recipient's income tax liability on this award when the restrictions lapse. Receipt of this cash payment also causes the recipient to incur income tax liability, but no cash payment is made to the recipient to offset this liability. Under this agreement, 800,000 Incentive Units were awarded to Mr. Goizueta. The units awarded under this agreement have been adjusted to reflect the 2-for-1 stock split that occurred on May 1, 1992, and the 2-for-1 stock split that occurred on May 1, 1990. The award was made in 1988 and no further award can be made pursuant to the Incentive Unit Agreement.

     As reported in previous Proxy Statements, the Company entered into a Performance Unit Agreement with Mr. Goizueta in 1985. Pursuant to this agreement, Mr. Goizueta received 1,440,000 Performance Units. The value of each Performance Unit is equal to the increase in the market value of a share of the Company's Common Stock over $5.15625, the price of a share of the Company's Common Stock on January 2, 1985. The number of Performance Units and the base price thereof reflect adjustments for the 2-for-1 stock split that occurred on May 1, 1992, the 2-for-1 stock split that occurred on May 1, 1990, and the 3-for-1 stock split that occurred on June 16, 1986. The value of the Performance Units will be determined and paid in cash as of the date of the recipient's retirement, death or disability, or upon a change in control of the Company. The award was made in 1985 and no further award can be made pursuant to the Performance Unit Agreement.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the Report of the Compensation Committee of The Coca-Cola Company on Executive Compensation shall not be incorporated by reference into any such filings.

                               PERFORMANCE GRAPH

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                 THE COCA-COLA COMPANY, S&P 500 INDEX AND FOOD,
                          BEVERAGE AND TOBACCO GROUPS

[GRAPH OMITTED]

                                  TOTAL RETURN
                     STOCK PRICE PLUS REINVESTED DIVIDENDS

 Measurement Period
(Fiscal Year Covered)             KO               S&P              FBT

Measurement Pt.-12/31/88          $100             $100             $100

FYE 12/31/89                      $177             $132             $143
FYE 12/31/90                      $217             $127             $164
FYE 12/31/91                      $381             $166             $238
FYE 12/31/92                      $403             $179             $244
FYE 12/31/93                      $436             $197             $216

     * Based on information for a self-constructed peer group of the Food, Beverage and Tobacco Groups of companies as published in The Wall Street Journal, which includes the following companies, but from which the Company has been excluded:

                 McCormick & Company, Incorporated., Gerber Products Company, Campbell Soup Company, ConAgra, Inc., General Mills, Inc., Archer Daniels Midland Company, Kellogg Company, CPC International Inc., Geo. A. Hormel & Co., Hershey Foods Corporation, The Quaker Oats Company, Dean Foods Company, Lance, Inc., Borden, Inc., Flowers Industries, Inc., Wm. Wrigley Jr. Co., Sara Lee Corporation, Dole Food Company, Inc., Inc., Pet Incorporated, H.J. Heinz Co., Ralston Purina Company, Tyson Foods, Inc., Ralston-Continental Group, Anheuser-Busch Companies, Inc., Brown-Forman Corporation, Coca-Cola Bottling Co. Consolidated, Coca-Cola Enterprises Inc., PepsiCo, Inc., Whitman Corporation, Adolph Coors Co., American Brands, Inc., Philip Morris Companies Inc., UST Inc., Universal Corp.

     The Company's performance graph in its 1993 proxy statement included A&W Brands, Inc., which company is no longer reported as a part of the Food, Beverage and Tobacco Groups of companies as published in The Wall Street Journal. Also, Universal Corp., Adolph Coors Co., H.J. Heinz Co., Ralston Purina Company, Ralston-Continental Group, and Tyson Foods, Inc. were not included in the Company's 1993 performance graph and are now reported as a part of the Food, Beverage and Tobacco Groups of companies as published in The Wall Street Journal.

     The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on December 31, 1988.

                      REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS OF THE COCA-COLA COMPANY
                           ON EXECUTIVE COMPENSATION

     In accordance with the proxy statement rules adopted in 1992 by the Securities and Exchange Commission, as amended in 1993, the Compensation Committee of the Board of Directors of The Coca-Cola Company offers this report regarding compensation policies for executive officers and the Chief Executive Officer of the Company.

     The Company's primary objective is to maximize share-owner value over time. To accomplish this objective, the Company has adopted a comprehensive business strategy. The overall goal of the Compensation Committee is to develop executive compensation policies and practices which are consistent with and linked to the Company's strategic business objectives.

     There are certain principles to which the Committee adheres in structuring the compensation packages of executive officers. They are as follows:

          LONG-TERM AND AT-RISK FOCUS: The majority of pay for senior executive officers should be composed of long-term, at-risk pay to focus management on the long-term interests of share owners. Less emphasis is placed on salary and annual incentives.

          EQUITY ORIENTATION: Equity-based plans should comprise a major part of the at-risk portion of total compensation to instill ownership thinking and to link compensation to corporate performance and share-owner interests. Consistent with this philosophy, the Company encourages and in some plans requires executives to hold stock delivered through equity-based plans.

          MANAGEMENT DEVELOPMENT: To support the Board of Directors in fulfilling its responsibility of identifying future business leaders, compensation opportunities should be structured to attract and retain those individuals who can maximize the creation of share-owner value. The compensation structure should support the Company's philosophy of moving potential leaders throughout the system, exposing them to many types of markets and operations.

          COMPETITIVENESS: The Company emphasizes total compensation opportunities and focuses less attention on the competitive posture of each component of compensation. The development of at-risk pay policies is driven more by Company strategy than by competitive practice. Over time, the level of the Company's competitiveness in compensation opportunities should be based on the Company's stock price performance relative to other large companies. In line with this principle, current total compensation competitiveness is targeted in the top quartile of the range of total compensation of a comparator group of companies described in the next section of this report.

     These principles apply to compensation policies for all executive officers, and there is no differentiation in application to named officers in the compensation table, other executive officers or other key individuals covered by the executive compensation plans of the Company. Further, the Committee does not follow the principles in a mechanical fashion; rather, the Committee uses its experience and judgment in determining the mix of compensation for each individual.

     As reported in the 1993 proxy statement, these principles have guided Committee action since a restructuring of the executive compensation approach was adopted in 1983. In the period following the adoption of the current executive compensation approach, share-owner value has increased by more than $50 billion. By year-end 1993, the Company became the fourth largest company overall and the largest consumer goods company in terms of market capitalization in the country.

     A feature of the Omnibus Budget Reconciliation Act of 1993 limits deductibility of certain compensation for the Chief Executive Officer and the additional four executive officers who are highest paid and employed at year end to $1 million per year, effective for tax years beginning on or after January 1, 1994. The policy of this Committee related to this Act is to establish and maintain a compensation program which maximizes the creation of long-term share-owner value. Action will be taken to qualify most compensation approaches to ensure deductibility except in those limited cases where the Committee believes share-owner interests are best served by retaining flexibility of approach.

     Past growth becomes a future challenge to improvement, as accomplishment translates immediately into expectation. This axiom came clearly into focus for The Coca-Cola Company in 1993, a time of transition and preparation for future results.

     Donald R. Keough retired as President and Chief Operating Officer of the Company in April 1993. John Hunter and M. Douglas Ivester assumed the operational responsibilities previously held by Mr. Keough. Under the guidance of Roberto C. Goizueta, the new leadership team is committed to the same standards of excellence that have been established over the last decade.

     For precisely this reason, the Committee affirms its commitment to continuing the compensation policies that have contributed to past success and which ensure continuity of executive leadership.

     The sections that follow illustrate these policies.

  COMPONENTS OF EXECUTIVE COMPENSATION

     The four primary components of executive compensation are:

          - Base Salary
          - Annual Incentives
          - Long Term Incentives
          - Benefits

     Each category is offered to key executives in various combinations, structured in each case to meet varying business objectives, to cumulatively provide a level of total compensation that places in the top (fourth) quartile of the range of total compensation offered by a comparator group. The companies selected for comparison of total compensation differ from those included in the Performance Graph in an earlier section of this proxy statement, because the Company seeks talent from a broader group of companies than the Food, Beverage and Tobacco Groups against which performance is compared.

     Total compensation comparators are selected by screening large, public companies for such performance characteristics as profit growth and return on equity. Those which exhibit leadership in the performance measures over sustained periods are selected for purposes of benchmarking the Company's total compensation standards.

     The philosophy underlying each category is discussed herein.

     BASE SALARY. Base salary is targeted at the third quartile of the range for the comparator group. Increases in base salary are at competitive levels but occur at frequencies ranging from 12 months to 36 months, depending upon time in job, level of pay and other factors. Increases in base pay are determined by individual performance rather than Company performance.

     Base salary for Mr. Goizueta was not changed during 1993.

     ANNUAL INCENTIVES. The Company has maintained the Annual Performance Incentive Plan, and has adopted the Executive Performance Incentive Plan effective January 1, 1994. Executive officers may be selected for participation in either, but not both of these plans. The Committee reserves the right to grant discretionary bonuses based on subjective evaluation of each executive officer's individual performance. Each Plan is described below.

          ANNUAL PERFORMANCE INCENTIVE PLAN. Target annual incentives are established for each key executive, including participating executive officers, in the form of percentage of base pay. The actual award is based on profit growth, unit volume increase and personal performance, and may be greater or less than the target annual incentive. Generally, profit growth and unit volume increase are weighted slightly higher than personal performance, but the Committee may adjust weightings to take into account unusual circumstances. Opportunities are targeted at the third quartile of the range of the comparator group.

          EXECUTIVE PERFORMANCE INCENTIVE PLAN. This Plan is being recommended for share-owner approval in 1994. The Committee may approve some or all of the executive officers for participation in the Plan each year, and executive officers selected for participation shall not be eligible for participation in the Annual Performance Incentive Plan. Target annual incentives are established for each approved executive officer. The award is based on operating profit growth (for those directly in charge of an operating unit), earnings per share gain (for all other participants), unit volume increase and change in share of carbonated soft drink sales, and may be greater or less than the target annual incentive. With share-owner approval, payments from this Plan are intended to qualify as tax-deductible performance-based compensation under the terms of Section 162(m) of the Internal Revenue Code of 1986. Opportunities are targeted at the third quartile of the range of the comparator group.

          Mr. Goizueta was granted an annual incentive award of $2,200,000 for 1993. This award was determined considering consolidated Company volume performance that fell below the targeted level, market share gains and profit performance that exceeded targeted levels and personal performance worthy of specific comment. Mr. Goizueta presided over and guided the significant transition in operational leadership. The Committee believes that the skillful execution of this leadership transition sets the stage for future business and stock price growth, and considered it the major factor in the individual performance portion of Mr. Goizueta's annual incentive.

          Annual incentives from various plans may be earned by about 3,500 employees each year.

     LONG TERM INCENTIVES. Long term incentives comprise the largest portion of the total compensation package for executive officers. There are three forms of long term incentives utilized for executive officers, including stock options, restricted stock and long term incentive plans with cash awards. In any given year, an executive officer may be offered participation in a single plan or in a combination of plans.

     As framed by the guiding principles listed earlier, the Company targets a level of total compensation in the top (fourth) quartile of the comparator group range. Because base salary and annual incentives are targeted in the third quartile, the compensation focus for executive officers is clearly on long term incentives, and the target is in the top quartile of the comparator group. The size of grants is determined first by the difference between desired level of total compensation and the combined amount of base salary and annual incentives, and then by adjustment for recent Company performance.

     Factors which influence decisions regarding what form of long term incentives to grant to a particular executive officer include tenure with the Company, history of past grants, time in current job and level of, or significant changes in, responsibility. These subjective criteria are used for determining grant type for all executive officers.

     Each form of long term incentive is discussed below.

          RESTRICTED STOCK. The Restricted Stock Award Plans are designed to focus executives, including executive officers, on the long term performance of the Company for the duration of their careers. Contrary to competitive practice, grants of restricted shares are subject to forfeiture until retirement, death, disability or a change in control. In addition, all grants after July 1991 are forfeited if separation from the Company occurs before age 62 and before five years have elapsed from the date of the grant. These features result in the Company's ability to retain, throughout their entire careers, those individuals who are key to the creation of share-owner value.

          Currently, 61 key employees hold shares of restricted stock.

          In 1993, no award of restricted stock was made to Mr. Goizueta, and no further awards to Mr. Goizueta are contemplated.

          STOCK OPTIONS. Options provide executives with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation of the value of the stock. Stock options only have value if the stock price appreciates in value from the date the options are granted.

          Over 2,300 employees are eligible to receive option grants.

          Executives are encouraged to hold shares received upon the exercise of the options, linking their interests to those of share owners. In fact, none of the named executives in this proxy statement has sold shares of Company stock during the entire period covered by the statement (1991-1993), nor since becoming an executive officer. Mr. Goizueta has not sold any Company stock in over 20 years.

          Mr. Goizueta did not receive a stock option grant in 1993.

          LONG TERM PERFORMANCE INCENTIVE PLAN. The Long Term Performance Incentive Plan is a three-year performance plan. The Plan has previously measured performance against a matrix pairing return on equity and growth in income from continuing operations, and awards have varied based on the Company's level of attainment against these parameters. Below a threshold of performance, no awards could be earned. Restrictions are attached on one-half of any award earned for two years after the end of the performance period.

          Looking forward, the Committee believes that share-owner interests are best served by changing the key performance measures that underpin this Plan. Share-owner approval is requested in this proxy statement for a revision to the Plan which would establish unit case volume growth and growth in economic profit as the appropriate performance measures. The Committee believes that these factors are the key contributors, over time, to the creation of share-owner value. The role of this Plan is to maintain executive focus on the drivers of the business at all times, regardless of periodic distortions in the capital markets caused by external factors.

          The weight of each factor varies throughout the matrix. Considering the entire matrix, each factor carries approximately a 50% weight.

          Currently, 16 key employees participate in the long term incentive plan described above.

          Mr. Goizueta earned an award of $1,380,816 for the performance period ended December 31, 1993. Actual growth in Income from Continuing Operations and Return on Equity determined the amount of this award, which fell in the high end of the spectrum of potential awards.

     BENEFITS. Benefits offered to key executives serve a different purpose than do the other elements of total compensation. In general, they provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to key executives are largely those that are offered to the general employee population, with some variation, primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

     SUMMARY. The Committee believes the executive compensation policies and programs described in this Report serve the interests of the share owners and the Company. Pay delivered to executives is intended to be linked to, and commensurate with, Company performance and with share-owner expectations. The Committee cautions that the practice and the performance results of the compensation philosophy described herein should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, share-owner expectations.

                                          Herbert A. Allen, Chairman
                                          Susan B. King
                                          William B. Turner
                                          Peter V. Ueberroth

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Herbert A. Allen, who serves as Chairman of the Compensation Committee of the Company's Board of Directors, is President, Chief Executive Officer and a director of Allen & Company Incorporated ("ACI") and a principal share owner of ACI's parent. ACI has leased and subleased office space since 1977 in the building now owned by a subsidiary of the Company and located at 711 Fifth Avenue, New York, New York. The current lease was entered into in 1985 and in February 1994 was modified to extend the original 1997 expiration date to 2006, to provide for the rental of additional office space and to set a new escalating scale of base rental amounts, commencing in 1994, for such space. In 1993, ACI paid approximately $2.3 million under this lease and it is expected ACI will pay approximately $1.5 million in 1994, and escalating payments in future years, under the terms of the new lease. In the opinion of management, the terms of the lease agreement are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of its execution.

     Mr. Allen, directly and indirectly, holds an approximate 41% equity interest in Excalibur Technologies Corporation ("Excalibur"). In 1992, the Company entered into an agreement with Excalibur to purchase a software product and support services for the Company's information management systems, pursuant to which agreement the Company contemplates making a payment of approximately $480,000 in 1994. In the opinion of management, the terms of the agreement with Excalibur are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties for a comparable product and services at the time of its execution.

                          THE MAJOR INVESTEE COMPANIES

     The Company holds approximately 43.5% of the issued and outstanding shares of common stock of Coca-Cola Enterprises Inc. ("Coca-Cola Enterprises"), approximately 30% of Coca-Cola Bottling Co. Consolidated ("Coca-Cola Consolidated"), approximately 51% of Coca-Cola Amatil Limited ("Coca-Cola Amatil"), approximately 49% of Coca-Cola Beverages Ltd. ("Coca-Cola Beverages") and approximately 30% of Coca-Cola FEMSA, S.A. de C.V. ("Coca-Cola FEMSA").

CERTAIN TRANSACTIONS WITH COCA-COLA ENTERPRISES AND COCA-COLA BEVERAGES

     James B. Williams, a Director of the Company, is Chairman of the Board of Directors and Chief Executive Officer of SunTrust. Subsidiary banks of SunTrust engaged in ordinary course of business banking transactions in 1993, and are expected to engage in similar transactions in 1994, with Coca-Cola Enterprises and its subsidiaries, including the making of loans on customary terms. In April 1993, Trust Company Bank, a subsidiary of SunTrust, participated in a syndicate of lenders which provided a senior credit facility to Coca-Cola Beverages in the aggregate amount of Cdn.$440 million. Trust Company Bank's commitment was Cdn.$50 million, for which it received fees of Cdn.$105,000. In February 1994, the amount of its commitment was increased to Cdn.$55 million. Also in February 1994, the syndicate agreed to amend the credit facility and extended the maturity date; in connection therewith, Trust Company Bank received fees of Cdn.$110,000.

     Warren E. Buffett, a Director of the Company, is Chairman of the Board of Directors, Chief Executive Officer and the major share owner of Berkshire Hathaway Inc., which company holds a significant equity interest in Salomon Inc. Salomon Brothers Inc, a subsidiary of Salomon Inc, served as underwriter for $250 million of debentures offered by Coca-Cola Enterprises in September 1993, for which it received approximately $1.1 million in underwriting discounts. In addition, Salomon Brothers

Inc delivered a fairness opinion to Coca-Cola Enterprises in an acquisition for which it received $250,000, and entered into a $250 million swap transaction with that company for the purpose of trading fixed for floating rate debt. Berkshire Hathaway Inc. holds a significant equity interest in Capital Cities/ABC, Inc., to which Coca-Cola Enterprises paid approximately $195,000 in 1993 for media broadcast charges.

OWNERSHIP OF SECURITIES IN COCA-COLA ENTERPRISES, COCA-COLA CONSOLIDATED, COCA-COLA AMATIL, COCA-COLA BEVERAGES AND COCA-COLA FEMSA

     The following table sets forth information regarding ownership of the common stock of Coca-Cola Enterprises, Coca-Cola Consolidated, Coca-Cola Amatil, Coca-Cola Beverages and Coca-Cola FEMSA of each Director, the Company's five most highly compensated executive officers and the Directors and executive officers of the Company as a group.

                                                                       AGGREGATE NUMBER      PERCENT OF
                                                                           OF SHARES         OUTSTANDING
                  NAME                              ENTITY            BENEFICIALLY OWNED       SHARES
- -----------------------------------------  ------------------------   -------------------    -----------
Herbert A. Allen.........................  Coca-Cola Enterprises            2,715,004(1)           2.1%
Charles W. Duncan, Jr....................  Coca-Cola Enterprises               40,000(2)             *
Peter V. Ueberroth.......................  Coca-Cola Enterprises                4,000(3)             *
                                           Coca-Cola Consolidated               2,000(3)             *
Roberto C. Goizueta......................  Coca-Cola Enterprises                5,000                *
M. Douglas Ivester.......................  Coca-Cola Enterprises               12,460(4)             *
                                           Coca-Cola Amatil                     2,500                *
Jack L. Stahl............................  Coca-Cola Enterprises                1,000                *
                                           Coca-Cola Amatil                     2,500                *
E. Neville Isdell........................  Coca-Cola Enterprises                2,000                *
                                           Coca-Cola Amatil                     1,368                *
                                           Coca-Cola FEMSA                        500(5)             *
All Directors and Executive Officers as a
  group (27 persons).....................  Coca-Cola Enterprises            2,779,464              2.1%
                                           Coca-Cola Consolidated               2,000                *
                                           Coca-Cola Amatil                     9,045                *
                                           Coca-Cola Beverages                  1,100                *
                                           Coca-Cola FEMSA                      1,500(5)             *

- ------------

     * Less than 1% of issued and outstanding shares of common stock of the indicated entity.

     (1) Includes 2,596,600 shares owned by Allen & Company Incorporated ("ACI"), 91,304 shares owned by a trust of which Mr. Allen is one of three trustees and 12,000 shares owned by members of Mr. Allen's family. Does not include 35,000 shares held by ACI's pension plan over which Mr. Allen does not have voting or investment power.

     (2) Includes 10,000 shares owned by a partnership of which Mr. Duncan is a general and limited partner.

     (3) As to Coca-Cola Enterprises, such shares are owned by two trusts of which Mr. Ueberroth is a trustee or director and a beneficiary. As to Coca-Cola Consolidated, such shares are owned by a trust of which Mr. Ueberroth is a trustee and a beneficiary.

     (4) Includes 210 shares jointly owned with Mr. Ivester's parents, 796 shares owned by his wife and 85 shares owned by his mother-in-law.

     (5) Denotes number of American Depositary Receipts.

                            PROPOSAL TO APPROVE THE
                      LONG TERM PERFORMANCE INCENTIVE PLAN
                      OF THE COCA-COLA COMPANY, AS AMENDED

                                    (ITEM 2)

     On February 16, 1994, the Compensation Committee of the Board of Directors of the Company unanimously approved the amendment of the Long Term Performance Incentive Plan of The Coca-Cola Company (the "Long Term Plan"), and the Board of Directors directed that the Long Term Plan be submitted to the share owners at the 1994 Annual Meeting. The Long Term Plan will become effective upon the affirmative vote of a majority of the shares of Common Stock of the Company voting at the Annual Meeting. Awards made in February 1994 for the 1994-1996 period will be null and void if the Long Term Plan is not approved by the share owners of the Company. The Long Term Plan, as amended, differs from the current plan primarily in performance measures employed.

     The purpose of the Long Term Plan is to advance the interests of the Company by providing a competitive level of incentive for executive officers and up to five additional senior officers of the Company ("Eligible Officers"), which will encourage them to more closely identify with share-owner interests and to achieve financial results consistent with the Company's long range business plans. It will also provide a vehicle to attract and retain key executives who are responsible for moving the business forward.

SUMMARY DESCRIPTION OF THE LONG TERM PLAN

     The Long Term Plan will be administered by the Compensation Committee of the Board of Directors or a subcommittee of the Compensation Committee (the "Committee") consisting of not less than two Directors of the Company.

     The major provisions of the Long Term Plan are as follows:

          Eligibility. The Committee has full and final authority, in its discretion, to determine those Eligible Officers of the Company and its affiliates to whom awards will be granted for any three-year period under the Long Term Plan, and the other conditions of the grant of such awards. Specifically, the Committee is authorized to grant awards to any Eligible Officer of the Company, including officers who are also Directors of the Company (a maximum of approximately 20 persons).

          Limitation of Benefits. No participant may receive an award in excess of $3,500,000 for a three-year performance period. Interest which is not "above-market" (as defined in Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission) may be paid on the contingent portion of an award and on any portion of an award voluntarily deferred.

          Determination of Benefits. The Committee shall determine a base for each participant, calculated on the participant's salary grade midpoint and level of responsibility, for the three-year period. The base cannot be increased for that three-year period. The Committee shall also set a matrix which contains the target levels for the two performance measures: "Growth in Unit Case Sales" and "Growth in Economic Profit", as defined in the Long Term Plan. Growth in Economic Profit is generally defined as growth in net operating profit after taxes less a capital charge, where the capital charge is computed by multiplying average operating capital invested by the weighted average cost of capital. The actual awards are determined after the end of the three-year period and would range from 0% to 150% of the participant's base. The Committee shall certify the results of the performance measures and calculate the effects of these performance measures on the participant's base. The Committee has discretion to reduce the amount of any award or to refuse to pay any award.

          Payment of Awards. One-half of the award shall be paid in cash to the participant after the amount of the award for the three-year period is determined by the Committee. The second half of the award is payable in cash to the participant after two years following the end of the final year of the related performance period, provided that the award has not been forfeited due to the participant's termination of employment with the Company by reason other than death, disability, retirement or a change in control of the Company.

          Estimate of Benefits. The amounts that will be awarded to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company pursuant to the Long Term Plan are not currently determinable. However, if the Long Term Plan had been in effect in 1993, which constituted the third year of the 1991-1993 three-year period, the amounts of the awards which would have been granted to persons who will participate in the plan for the three-year period beginning in 1994 are as follows:

                                                                        DOLLAR VALUE ($)
                              NAME AND POSITION                          OF TOTAL AWARD
        --------------------------------------------------------------  ----------------
        Roberto C. Goizueta                                                $1,158,696
          Chairman of the Board and
          Chief Executive Officer
        M. Douglas Ivester                                                    500,261
          Executive Vice President
        John Hunter                                                           500,261
          Executive Vice President
        Jack L. Stahl                                                         413,478
          Senior Vice President and
          Chief Financial Officer
        E. Neville Isdell                                                     276,184
          Senior Vice President
        Executive Group (including the persons named above)                 5,360,147
        Non-Executive Director Group                                                0
        Non-Executive Officer Employee Group                                  892,012

     No amounts are payable to employees other than Eligible Officers and no amounts are payable to Directors of the Company who are not also executive officers.

          Amendment and Termination of the Long Term Plan. The Committee may terminate the Long Term Plan, in whole or in part, may suspend the Long Term Plan, in whole or in part from time to time, and may amend the Long Term Plan from time to time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply an omission or reconcile any inconsistency in the Long Term Plan or in any award granted thereunder so long as share owner approval has been obtained if required by
     Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). No amendment, termination or modification of the Long Term Plan may in any manner affect awards theretofore granted without the consent of the participant unless the Committee has made a determination that an amendment or modification is in the best interest of all persons to whom awards have theretofore been granted, but in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to such award.

          Termination of Employment. If the participant's employment terminates during a three-year performance period for any reason other than retirement, death or disability (or unless pursuant to a change in control), that participant is not entitled to receive any award but the Committee may, in its discretion, award a pro-rated amount to such participant. The Committee will award a pro-rated amount at the end of any three-year performance period to any participant who dies, retires or becomes disabled during the three-year performance period. Should the participant's employment terminate for any reason other than retirement, death or disability (or unless pursuant to a change in control) during the two-year period following the performance period, the participant forfeits the second half of the award. The Committee, in its discretion, may decide to pay the second half of the award. If the participant's employment is terminated by reason of retirement, death or disability during the two-year period, the second half of the award will be paid.

          Change in Control. The Long Term Plan contains a change in control provision substantially identical to that contained in several of the Company's plans. The purpose of the provision is to ensure that participants would receive amounts which they would otherwise be entitled to earn for any already commenced three-year period in the event of a change in control. The Long Term Plan provides for the Company to reimburse participants, in the event of a change in control, for taxes payable pursuant to Section 4999 of the Code (golden parachute taxes). The definition of "Change in Control" is attached hereto as Appendix A.

          Federal Income Tax Consequences. Under present federal income tax regulations, participants will realize ordinary income equal to the amount received in the year of receipt. The Company will receive a deduction for the amount constituting ordinary income to the participant, provided that the Long Term Plan satisfies the requirements of Code Section 162(m), which limits the deductibility of nonperformance-related compensation paid to certain corporate executives. It is the Company's intention that the Long Term Plan be constructed and administered in a manner which maximizes the deductibility of compensation for the Company under Code Section 162(m).

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE LONG TERM PERFORMANCE INCENTIVE PLAN, AS AMENDED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHARE OWNERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                            PROPOSAL TO APPROVE THE
                      EXECUTIVE PERFORMANCE INCENTIVE PLAN
                            OF THE COCA-COLA COMPANY

                                    (ITEM 3)

     On February 16, 1994, the Compensation Committee of the Board of Directors of the Company unanimously approved the adoption of the Executive Performance Incentive Plan of The Coca-Cola Company (the "Executive Plan"), and the Board of Directors directed that the Executive Plan be submitted to the share owners at the 1994 Annual Meeting. The Executive Plan will become effective upon the affirmative vote of a majority of the shares of Common Stock of the Company voting at the Annual Meeting. Targets set in February 1994 for the applicable performance period shall be null and void and no payments pursuant thereto may be made if the Executive Plan is not approved by the share owners of the Company.

     The purpose of the Executive Plan is to promote the interests of the Company by providing incentive for participating executive officers who contribute to the improvement of operating results of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company.

SUMMARY DESCRIPTION OF THE EXECUTIVE PLAN

     The Executive Plan will be administered by the Compensation Committee of the Board of Directors or a subcommittee of the Compensation Committee (the "Committee") consisting of not less than two Directors of the Company.

     The major provisions of the Executive Plan are as follows:

          Eligibility. The Committee has full and final authority, in its discretion, to determine those executive officers of the Company and its affiliates to whom awards will be granted under the Executive Plan, and the other conditions of the grant of such awards. Specifically, the Committee is authorized to grant awards to any executive officer of the Company, including executive officers who are also Directors of the Company (approximately 15 persons). Eligibility for participation in the Executive Plan is limited to executive officers who are selected in the sole discretion of the Committee. No person is automatically entitled to participate in the Executive Plan in any plan year. Any person who is a participant in the Executive Plan will be ineligible to participate in the Annual Performance Incentive Plan of the Company for such plan year.

          Limitation of Benefits. No participant may receive an award in excess of $3,000,000 for any performance period. Interest which is not "above-market" (as defined in Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission) may be paid on the contingent portion of an award and on any portion of an award voluntarily deferred.

          Determination of Benefits. The Committee shall determine a dollar-denominated "opportunity" for each participant, based on the participant's salary and level of responsibility. The opportunity cannot be increased for the plan year. The Committee shall also determine a matrix pairing volume growth and operating profit growth for each operating unit. The Committee shall also determine a matrix pairing volume growth for each of (i) the Company as a whole, (ii) the International Business Sector and
     (iii) the North America Business Sector, in each case, with earnings per share gain for the Company as a whole. Each matrix results in a percentage to be applied against the opportunity. After the end of the performance period, the Committee shall certify the results, which will then be further adjusted up or down 5% depending on whether share of carbonated soft drink sales (as defined by the Committee) for the participant's area has increased or decreased by at least 1% of the prior share. Awards are payable in cash only.

          Participants who have staff functions shall have their awards determined by the matrix applicable to the Company as a whole. Executive officers who are responsible for an operating unit shall have their awards determined 80% by that unit's results and 20% by consolidated Company results. The executive officers with responsibility for the North America Business Sector and the International Business Sector shall have their awards determined 70% by the matrix for the North America Business Sector and the matrix for the International Business Sector, respectively, and 30% by the matrix for the Company as a whole.

          The Committee has discretion to reduce the amount of any award or to refuse to pay any award under the Executive Plan.

          Payment of Awards.   All awards shall be paid in cash within sixty
     days of the certification of performance goals and the resulting determination of the award unless the Committee has, prior to the grant of an award, received and approved, in its sole discretion, a request by a participant to defer receipt of the award in accordance with the plan.

          Estimate of Benefits. The amounts that will be paid pursuant to the Executive Plan are not currently determinable. The amounts that would have been awarded to the Company's Chief Executive Officer, the other four most highly compensated executive officers, and to all current executive officers who will participate in the plan, for fiscal 1993 if the Executive Plan had been in effect are as follows:

                              NAME AND POSITION                     DOLLAR VALUE ($)
            ------------------------------------------------------  ----------------
            Roberto C. Goizueta                                        $1,558,200
            Chairman of the Board and
              Chief Executive Officer

            M. Douglas Ivester                                            206,941
            Executive Vice President

            John Hunter                                                   190,916
            Executive Vice President

            Jack L. Stahl                                                 139,125
            Senior Vice President and
              Chief Financial Officer

                              NAME AND POSITION                     DOLLAR VALUE ($)
            ------------------------------------------------------  ----------------
            E. Neville Isdell                                             130,893
            Senior Vice President

            Executive Group (including the persons named above)         2,867,268

            Non-Executive Director Group                                        0

            Non-Executive Officer Employee Group                                0

     No amounts are payable to employees other than executive officers and no amounts are payable to Directors of the Company who are not also executive officers.

          Amendment and Termination of the Executive Plan. The Committee may terminate the Executive Plan, in whole or in part, may suspend the Executive Plan, in whole or in part from time to time, and may amend the Executive Plan from time to time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply an omission or reconcile any inconsistency in the Executive Plan or in any award granted thereunder so long as share owner approval has been obtained if required by Code Section 162(m). No amendment, termination or modification of the Executive Plan may in any manner affect awards theretofore granted without the consent of the participant unless the Committee has made a determination that an amendment or modification is in the best interest of all persons to whom awards have theretofore been granted, but in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to such award.

          Termination of Employment. Should the participant's employment with the Company terminate for any reason during the plan year, other than by reason of a change in control, the participant's award shall be pro-rated to reflect the participant's actual term of service. The Committee, in its sole discretion, may reduce or refuse to pay such pro-rated award.

          Change in Control. The Executive Plan contains a change in control provision substantially identical to that contained in several of the Company's plans. The purpose of the provision is to ensure that participants would receive amounts to which they would otherwise be entitled to earn in the event of a change in control. The definition of "Change in Control" is attached hereto as Appendix A.

          Federal Income Tax Consequences. Under present federal income tax regulations, participants will realize ordinary income equal to the amount of the award received in the year of receipt. The Company will receive a deduction for the amount constituting ordinary income to the participant, provided that the Executive Plan satisfies the requirements of Code Section 162(m), which limits the deductibility of nonperformance-related compensation paid to certain corporate executives. It is the Company's intention that the Executive Plan be constructed and administered in a manner which maximizes the deductibility of compensation for the Company under Code Section 162(m).

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE EXECUTIVE PERFORMANCE INCENTIVE PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHARE OWNERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                    (ITEM 4)

     The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young to serve as independent auditors of the Company for the fiscal year ending December 31, 1994, subject to ratification of this appointment by the share owners of the Company. Ernst & Young has served as independent auditors of the Company for many years and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity.

     One or more representatives of Ernst & Young will be present at this year's Annual Meeting of Share Owners, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares of Common Stock of the Company voting in person or by proxy at the Annual Meeting of Share Owners. If the share owners should not ratify the appointment of Ernst & Young, the Board of Directors will reconsider the appointment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1994 FISCAL YEAR. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHARE OWNERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                              PROXY PROCEDURE AND
                            EXPENSES OF SOLICITATION

     The Company will continue its long-standing practice of holding the votes of all share owners in confidence from the Company, its Directors, officers and employees except (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (ii) in case of a contested proxy solicitation; (iii) in the event that a share owner makes a written comment on the proxy card or otherwise communicates his/her vote to management; or (iv) to allow the independent inspectors of election to certify the results of the vote. The Company will also continue, as it has for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

     All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company has engaged Georgeson & Company to assist with the solicitation of proxies for an estimated fee of $19,000 plus expenses. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

     Solicitation may be undertaken by mail, telephone and personal contact by Directors, officers and employees of the Company without additional compensation.

                            SHARE-OWNERS' PROPOSALS

     Proposals of share owners/shareholders intended to be presented at the 1995 Annual Meeting of Share Owners must be received by the Company on or before November 7, 1994 to be eligible for inclusion in the Company's proxy statement and proxy relating to that meeting.

     According to the By-Laws of the Company, a proposal for action to be presented by any share owner at an annual or special meeting of share owners shall be out of order unless specifically described in the Company's notice to all share owners of the meeting and the matters to be acted upon thereat or unless the proposal shall have been submitted in writing to the Chairman of the Board of Directors and received at the principal executive offices of the Company at least 60 days prior to the date of such meeting, and such proposal is, under law, an appropriate subject for share-owner action.

                               OTHER INFORMATION

     As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a Director in place of a nominee named herein who becomes unable to serve or for good cause will not serve and voting on a proposal omitted from the proxy statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

     The form of proxy and the proxy statement have been approved by the Board of Directors and are being mailed and delivered to share owners by its authority.

                                          SUSAN E. SHAW
                                          Secretary

Atlanta, Georgia
March 7, 1994

                             ---------------------

     THE ANNUAL REPORT TO SHARE OWNERS OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993, WHICH INCLUDES FINANCIAL STATEMENTS, HAS BEEN MAILED TO SHARE OWNERS OF THE COMPANY. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

                             ---------------------

                             GRAPHICS APPENDIX LIST

                      PROXY STATEMENT DATED MARCH 7, 1994
                     FOR THE ANNUAL MEETING OF SHARE OWNERS
                            OF THE COCA-COLA COMPANY
                           TO BE HELD APRIL 20, 1994


            EDGAR VERSION                                               TYPESET VERSION
Pages 2 through 6 --                                         Pages 2 through 6 --
     photos of Directors omitted                                  a photo of each Director accompanies text
                                                                  for each Director

Page 18 --                                                   Page 18 --
     performance graph omitted; a chart                           performance graph, including the chart
     setting out the data points for such                         setting out data points for such graph
     graph is included in both the paper copy
     and the EDGAR version

                                                                      APPENDIX A

     A "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on November 15, 1988, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the share owners of the Company approve any merger or consolidation as a result of which its stock shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the share owners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.

                                              THE COCA-COLA COMPANY


P                                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R                                                 OF THE COCA-COLA COMPANY
O
X            The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby (i) appoints
Y            Herbert A. Allen, Susan B. King and William B. Turner, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Coca-Cola
             Company owned of record by the undersigned, and (ii) directs Trust Company Bank, Trustee under The
             Coca-Cola Company Thrift Plan, Trustee under the Coca-Cola Enterprises Inc. Savings Investment Plan,
             and Trustee under the Caribbean Refrescos, Inc. Thrift Plan, to vote in person or by proxy all shares of
             Common Stock of The Coca-Cola Company allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which may come before the 1994
             Annual Meeting of Share Owners to be held at the du Barry Room, Hotel du Pont, 11th and Market Streets,
             Wilmington, Delaware, on April 20, 1994, at 9:00 a.m., local time, and any adjournments thereof, unless otherwise specified herein.  The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the meeting, and are further authorized to vote on other matters which may properly come before the 1994 Annual Meeting and any adjournments thereof.

                                 Election of Directors:
                                          Nominees (terms expiring in 1997):
                                                 Ronald W. Allen, Donald F. McHenry, Paul F. Oreffice, James B. Williams


                YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE),     SEE REVERSE
                BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'         SIDE
                RECOMMENDATIONS.  THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                         FOLD AND DETACH HERE

/x/  PLEASE MARK
     YOUR VOTES AS
     IN THIS EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS'
NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

                                 FOR          WITHHELD                                          FOR        AGAINST        ABSTAIN
1. Election of                  / /           / /                   3.  Adoption of
   Directors                                                            the Executive           / /      / /         / /
   (See reverse)                                                        Performance
                                                                        Incentive
For, except vote withheld from the                                      Plan.
following nominee(s):

 ---------------------------------
                             FOR     AGAINST     ABSTAIN
2. Adoption of the Long      / /        / /         /  /           4. Ratification of the       FOR        AGAINST       ABSTAIN
   Term Performance                                                   appointment of            / /          / /          / /
   Incentive Plan, as                                                 Ernst & Young as
   amended.                                                           independent auditors.










                                                                                               Do you plan to attend
                                                                                               the Annual Meeting?     / /    / /
                                                                                                                       YES    NO

                                                                                Please sign exactly as name appears hereon.  Joint
                                                                                owners should each sign.  When signing as attorney,
                                                                                executor, administrator, trustee or guardian,
                                                                                please give full title as such.


                                                                               ----------------------------------------------------

                                                                               ----------------------------------------------------
                                                                               SIGNATURE(S)                               DATE

                              FOLD AND DETACH HERE
================================================================================
                                ADMISSION TICKET

                                 ANNUAL MEETING

                                       OF

                     SHARE OWNERS OF THE COCA-COLA COMPANY

                           WEDNESDAY, APRIL 20, 1994

                                   9:00 A.M.

                                 DU BARRY ROOM

                                 HOTEL DU PONT

                            11TH AND MARKET STREETS

                              WILMINGTON, DELAWARE

                                     AGENDA

 -  Election of four Directors

 -  Adoption of Long Term Performance Incentive Plan, as amended

 -  Adoption of Executive Performance Incentive Plan

 -  Ratification of appointment of Ernst & Young as independent auditors

 -  Transaction of such other business as may properly come before the meeting

  IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.

  IF YOU PLAN TO ATTEND THE 1994 ANNUAL MEETING OF SHARE OWNERS, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD ABOVE. PRESENT THIS TICKET TO THE COCA-COLA COMPANY REPRESENTATIVE AT THE ENTRANCE TO THE DU BARRY ROOM.

THE FOLLOWING DOCUMENT IS BEING FILED IN RESPONSE TO THE REQUIREMENTS OF
SCHEDULE 14A, ITEM 10, INSTRUCTION 3, AND DOES NOT CONSTITUTE A PART OF THE PROXY STATEMENT DATED MARCH 7, 1994 OF THE COCA-COLA COMPANY DISSEMINATED TO ITS SHARE OWNERS WITH RESPECT TO ITS ANNUAL MEETING OF SHARE OWNERS TO BE HELD APRIL 20, 1994.




                      LONG TERM PERFORMANCE INCENTIVE PLAN
                            OF THE COCA-COLA COMPANY

Section 1.       Purpose

         The purpose of the Long Term Performance Incentive Plan of The Coca-Cola Company (the "Plan") is to advance the interests of The Coca-Cola Company (the "Company") by providing a competitive level of incentive for eligible senior executives which will encourage them to more closely identify with share-owner interests and to achieve financial results consistent with the Company's long range business plans. It will also provide a vehicle to attract and retain key executives who are responsible for moving the business forward.

Section 2.       Administration

         The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company or a subcommittee thereof (the "Committee") consisting of not less than two members of the Board of Directors. The Committee shall determine which of the eligible key employees of the Company and its Affiliates (as hereinafter defined) to whom, and the time or times at which, Long Term Incentive Awards will be granted under the Plan, and the other conditions of the grant of the Long Term Incentive Awards. The provisions and conditions of the grants of Long Term Incentive Awards need not be the same with respect to each grantee or with respect to each Long Term Incentive Award.

         The Committee shall, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and shall make determinations and shall take such other action in connection with or in relation to accomplishing the objectives of the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Long Term Incentive Awards granted hereunder by the Committee shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Affiliates, the Committee, the Board, officers and the affected employees of the Company and/or its Affiliates and their respective successors in interest.

Section 3.  Eligibility

         The Chief Executive Officer, the President (if any), each executive officer and up to five additional senior officers of the Company ("Eligible Officers") shall be eligible to participate in the Plan, but no individual shall have a right to participate. Long Term Incentive Awards may be granted to such Eligible Officers of the Company and its Affiliates as determined in the sole discretion of the Committee. The term "Affiliates" shall mean any corporation or business organization in which the Company owns, directly or indirectly, twenty-five percent or more of the voting stock or capital during the time to which the granting of the Long Term Incentive Award applies.

Section 4.  Grants of Long Term Incentive Awards

         (a) Annual Selection by the Committee of Participants. Annually, participants shall be selected prior to or shortly after the beginning of a three-year performance period ("Performance Period") in accordance with Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Following such selection by the Committee, the Chief Executive Officer shall advise such Eligible Officers that they are participants in the Plan for a Performance Period. Each Performance Period will be of three years duration and shall commence on the first day of January of the applicable year. A new three-year Performance Period shall commence each year.

         (b) Calculation of Performance Incentive Base. Annually, the Committee shall calculate the participant's Performance Incentive Base for the Performance Period then beginning. The Performance Incentive Base shall be the participant's salary grade midpoint at the time of notification, times a percentage predicated upon the participant's relative responsibility level within the Company. The percentage will be progressively higher for correspondingly higher levels of responsibility within the Company. Once the Performance Incentive Base (i.e., the employee's salary grade midpoint and the applicable percentage) is determined at the commencement of each Performance Period, that Performance Incentive Base will not change for that Performance Period.

Section 5.  Performance Criterion

         The measures of performance are objective and shall be based on two criteria measured annually over the three-year Performance

Period. The criteria are (i) the Company's compounded average annual "growth in Unit Case Sales" over the Performance Period and (ii) the compounded annual "growth in Economic Profit" over the Performance Period.

         (a) Growth in Unit Case Sales. The annual compound "growth in Unit Case Sales" shall mean the growth in the number of cases of 24 8 oz. (U.S.) servings sold during a year compared to the number sold in the previous year, as determined by the Controller.

         (b) Growth in Economic Profit. "Growth in Economic Profit" for each calendar year shall be determined in accordance with the definition of Economic Profit in Accountant-in-Charge Memorandum Number 1987-10, as issued and updated from time to time by the Corporate Controller's Group of the Company and as in effect as of the beginning of each Performance Period. Growth in Economic Profit is generally defined as growth in net operating profit after taxes less a capital charge, where the capital charge is computed by multiplying average operating capital invested by the weighted average cost of capital.

Section 6.       Award Determination

         Awards will be determined after the close of each Performance Period from an award matrix, based upon the two performance criteria, which matrix shall be adopted by the Committee at the inception of each Performance Period. The amount of an Award will equal the product of the Participant's Performance Incentive Base and the percentage derived from the award matrix. In no event shall an Award to a participant for any Performance Period exceed the amount of $3,500,000, excluding interest on any Contingent Award or Vested Cash Award deferred in accordance with Section 7(d). The Committee may, in its sole discretion, reduce the amount of any Award or refuse to pay any Award.

Section 7.       Payment of Awards

         (a) Conditions to Payment of Awards. Prior to the payment of any Award, the Committee shall certify the appropriate level of growth in Unit Case Sales and Economic Profit to be used in determining the amount of such Award. In addition, no Award shall be payable pursuant to this Plan until share owner approval of the Plan (within the meaning of Code Section 162(m)) has been received.

         (b)     Awards.  Awards shall be paid in cash.

         (c) The Vested Cash Award. One-half of the Award will be paid in cash to each participant within sixty days after the date on which the Committee certifies the criteria and makes the Award (the "Vested Cash Award"). The second half of the Award is referred to herein as the "Contingent Award", and it shall be paid to each participant in the manner described in (e) below.

         (d) Deferral of Vested Cash Awards. All Vested Cash Awards shall be paid in cash at the time prescribed in subparagraph (c) above, unless the Committee has received and approved, in its sole discretion, prior to the grant of such Award, a request to defer payment. If such request to defer is approved by the Committee, the participant may elect to receive deferred payments of the Vested Cash Award from among the following options. Such election shall be made at the time the request to defer is made.

                 (i) Full cash payment at a date not less than one year from the date of the Vested Cash Award, nor more than one year after the date of retirement,

                 (ii) Equal annual installments over a period not to exceed fifteen years, commencing not less than one year from the date of the Vested Cash Award, or

                 (iii)    Upon retirement.

Any amounts deferred shall bear interest from the date a Vested Cash Award is granted to the date of payment, such interest to be calculated pursuant to rules promulgated by the Committee, but in no event shall constitute interest which is "above-market" as set forth in Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission. Notwithstanding any election to defer an Award as provided above, in the event of a participant's death, all amounts elected to be deferred shall be paid in full to the executor or administrator of a participant's estate within a reasonable time after notice to the Committee of such participant's death.

         (e) Payment and Forfeiture of Contingent Award. The Contingent Award, plus interest thereon in accordance with the formula referred to in
Section 7(d) from the date of such Contingent Award as determined by the Committee, shall be paid in cash to each participant within sixty days after the expiration of the second year following the end of the final year of the related Performance Period, provided that such Contingent Award has not been forfeited as set forth in the following sentence. The Contingent Award shall be forfeited to the Company (unless the Committee in its sole discretion shall otherwise determine) if, within two years from the date the Contingent Award is granted, the participant terminates his or her employment with the Company (for reasons other than death, retirement or disability as such disability may be determined by the Committee).

         (f) Retirement, Death or Disability During Forfeiture Period. If, within two years after the end of a Performance Period for which a participant receives a Contingent Award, the participant retires, dies or becomes disabled, such participant (or his or her estate) shall be paid the full Contingent Award.

         (g) Deferral of Contingent Award. The participant may elect to defer receipt of the Contingent Award at the same time and in the same manner as provided with respect to the Vested Cash Award in subparagraph (d) above.

         (h) Withholding for Taxes. The Company shall have the right to deduct from all Long Term Incentive Award payments any taxes required to be withheld with respect to such payments.

         (i) Payments to Estates. Long Term Incentive Awards and earnings thereon, if any, to the extent that they are due to a participant pursuant to the provisions hereof and which remain unpaid at the time of the participant's death, shall be paid in full to the executor or administrator of the participant's estate.

Section 8.       Termination of Employment During any
                  Performance Period

         (a) Termination for Reasons Other Than Retirement, Death or Disability. If the participant's employment by the Company or an Affiliate terminates for any reason (other than retirement, death or disability) during any Performance Period, that participant shall not be entitled to any Long Term Incentive Award for that Performance Period but may receive a pro-rated portion of the Long Term Incentive Award calculated in accordance with Section 8(b) below if the Committee so determines in its discretion.

         (b) Death, Disability or Retirement During Performance Period. If a participant retires, dies or becomes disabled during any Performance Period, the amount of the Long Term Incentive Award shall be calculated as provided in Sections 4, 5 and 6 as if the Performance Period ended on the last day of the year in which the participant retired, died or became disabled. Such Long Term Incentive Award will then be paid all in cash within sixty days after the date on which the independent public accountants of the Company issue their report on the financial statements of the Company for the last year of the Performance Period. The amount of the Long Term Incentive Award will be prorated by a fraction, the numerator of which shall be the number of whole calendar months in the period commencing with the first month of the Performance Period and ending with the whole calendar month immediately preceding the date of retirement, death or disability, and the denominator of which will be thirty-six.

Section 9. Amendments, Modification and Termination of the Plan

         The Board or the Committee may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Long Term Incentive Award granted hereunder so long as share owner approval has been obtained if required by Code
Section 162(m). No amendment, termination or modification of the Plan may in any manner affect Long Term Incentive Awards theretofore granted without the consent of the participant unless the Committee has made a determination that an amendment or modification is in the best interest of all persons to whom Long Term Incentive Awards have theretofore been granted, but in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to such award.

Section 10.      Governing Law

        The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

Section 11.      Effect on Benefit Plans

         Awards will be included in the computation of benefits under the Employees' Retirement Plan, Overseas Retirement Plan and other retirement plans maintained by the Company under which the Participant may be covered and the Thrift Plan, subject to all applicable laws and in accordance with the provisions of those plans.

         Awards shall not be included in the computation of benefits under any Group Life Insurance Plan, Travel Accident Insurance Plan, Personal Accident Insurance Plan or under Company policies such as severance pay and payment for accrued vacation, unless required by applicable laws.

Section 12.      Change in Control

         If there is a Change in Control (as hereinafter defined) while the Plan remains in effect, then

          (a) each participant's Award accrued through the date of such Change in Control for each Performance Period then in effect automatically shall become nonforfeitable on such date,

          (b) the Committee immediately after the date of such Change in Control shall determine each participant's Award accrued through the end of the calendar month which immediately precedes the date of such Change in Control, and such determination shall be made based on a formula established by the Committee which computes such Award using
          (1) actual performance data for each full Plan Year in each Performance Period for which such data is available and (2) projected data for each other Plan Year, which projection shall be based on a comparison (for the Plan Year which includes the Change in Control) of the actual performance versus budgeted performance for compound unit case sales growth for the full calendar months (in such Plan
          Year) which immediately precede the Change in Control and the actual performance versus budget performance for the compound growth in Economic Profit for such period multiplied by (3) a fraction, the numerator of which shall be the number of full calendar months in each such Performance Period before the date of the Change in Control and the denominator of which shall be thirty-six,

          (c) each participant's accrued Award (as determined under Section 12(b) and his then unpaid Vested Cash Award and Contingent Award(s) under Section 7 (computed with interest at the weighted prime rate at Trust Company Bank, Atlanta, Georgia, accrued on such awards under
          Section 7 through the date of such Change in Control but in no event constituting an "above-market" rate of interest as set forth in Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission) shall be paid to him in a lump sum in cash promptly after the date of such Change in Control in lieu of any other additional payments under the Plan for the related Performance Periods, and

          (d) any federal golden parachute payment excise tax paid or payable under Section 4999 of the Code, or any successor to such Section, by a participant for his taxable year for which he reports the payment made under Section 12(c) on his federal income tax return shall be deemed attributable to such payment under Section 12(c), and the Company promptly on written demand from the participant (or, if he is dead, from his estate) shall pay to him (or, if he is dead, to his estate) an amount equal to such excise tax.

A "Change in Control" for purposes of this Section 12 shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on November 15, 1988, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the share owners of the Company approve any merger or consolidation as a result of which its stock shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the share owners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.

THE FOLLOWING DOCUMENT IS BEING FILED IN RESPONSE TO THE REQUIREMENTS OF
SCHEDULE 14A, ITEM 10, INSTRUCTION 3, AND DOES NOT CONSTITUTE A PART OF THE PROXY STATEMENT DATED MARCH 7, 1994 OF THE COCA-COLA COMPANY DISSEMINATED TO ITS SHARE OWNERS WITH RESPECT TO ITS ANNUAL MEETING OF SHARE OWNERS TO BE HELD APRIL 20, 1994.




                      EXECUTIVE PERFORMANCE INCENTIVE PLAN
                            OF THE COCA-COLA COMPANY


                              I.   Plan Objective

         The purpose of the Executive Performance Incentive Plan of The Coca-Cola Company is to promote the interests of The Coca-Cola Company by providing additional incentive for participating executive officers who contribute to the improvement of operating results of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth and profitability and efficient operation of the Company.

                               II.   Definitions

         The terms used herein will have the following meanings:

         a. "Plan" means this Executive Performance Incentive Plan of The Coca-Cola Company.

         b.     "Code" means the Internal Revenue Code of 1986, as amended.

         c. "Company" means The Coca-Cola Company and any corporation or other business organization in which the Company owns, directly or indirectly, at least 25 percent of the voting stock or capital.

         d. "Board of Directors" means the Board of Directors of the Company.

         e. "Committee" means the Compensation Committee of the Board of Directors or a subcommittee thereof consisting of not less than two members of the Board of Directors.

         f. "Opportunity" shall have the meaning set forth in Section V(a) hereof.

          g. "Award" means an award, with adjustments (if any), paid pursuant to the provisions of the Plan.

          h. "Plan Year" means the 12 month period beginning January 1 and ending December 31.

          i. "Participant" means an executive officer who is selected for participation by the Committee.

                       III.   Administration of the Plan

         The Committee will have full power and authority to interpret and administer the Plan in accordance with the rules and determinations adopted by it.

                               IV.   Eligibility

         Eligibility for participation in the Plan is limited to executive officers who are selected in the sole discretion of the Committee. No person is automatically entitled to participate in the Plan in any Plan Year. Any person who is a Participant for a particular Plan Year shall be ineligible to participate in the Annual Performance Incentive Plan of the Company for such Plan Year.

         The fact that an executive officer is eligible to participate in the Plan in one Plan Year does not assure that such executive officer will be eligible to participate in any subsequent year. The fact that an executive officer participates in the Plan for any Plan Year does not mean that the executive officer will receive an Award in any Plan Year.

         The Committee will determine an executive officer's participation in the Plan prior to the time when substantial services relating to the Plan Year are rendered.

                          V.   Determination of Goals

         a. For each Plan Year, the Committee shall determine a dollar amount for each Participant which shall represent a percentage of the Participant's annual salary and level of responsibility (the "Opportunity"). The Opportunity cannot be increased for the plan year. The Committee shall also, at the time the Opportunity is determined, construct a matrix in which one axis shall consist of volume growth as compared to budget and the other axis shall consist of operating profit growth as compared to budget for each operating unit. These factors are given approximate equal weight. The Committee shall construct a matrix pairing volume growth, although the actual targets for performance may vary, for each of (i) the Company as a whole, (ii) the North America Business Sector, and (iii) the International Business Sector, in each case, with earnings per share gain. For each matrix, the intersection of axes on each matrix shall be a percentage which shall be multiplied against the Opportunity.

         After completion of the Plan Year, volume growth, operating profit and earnings per share shall be calculated for the Company, operating units and business sectors as required, and applied to the appropriate grids. The resulting percentage shall then be multiplied against the Opportunity. The resulting dollar amount shall be further adjusted by increasing the result by 5% if share of carbonated soft drink sales (as defined by the Committee) increased for the business unit covered by the grid by at least 1% and decreased by 5% if such share decreased by at least 1% of the prior share.

         For the Chief Executive Officer, the President (if any) and other executive officers with staff functions, the above- described calculations shall be performed only on the grid relating to the Company's consolidated results. For the executive officers having responsibility for the Company's North America Business Sector and the International Business Sector, the Award shall be determined 30% by the above calculation performed on the Company's consolidated results and 70% based on the results of the matrix for the North America Business Sector and the International Business Sector, respectively. For an executive officer who heads an operating unit, his award shall be based 20% of the above calculation performed on the matrix for the Company's consolidated results and 80% based on the matrix for the operating unit's results.

         b. Attainment of performance goals for a particular Plan Year shall be certified by the Committee and Awards will be paid for such Plan Year at such time following the end of the Plan Year as shall be determined by the Committee.

                           VI.   Limitation on Awards

         No Award for any Plan Year to a Participant shall exceed $3,000,000.

                       VII.   Method of Payment of Awards

         All Awards shall be paid in cash within 60 days of the certification of performance goals and the resulting determination of the Award unless the Committee has, prior to the grant of an Award, received and approved, in its sole discretion, a request by a Participant to defer receipt of any Award in accordance with the following options:

    a. An option to receive full cash payment at a date, specified in the request, not less than one year from the date of the Award nor more than one year after the Participant's date of retirement; or

    b. An option to receive the Award in equal annual installments over a period, specified in the request, of not more than 15 years, such period commencing not less than one year from the date of the Award nor more than one year after the Participant's date of retirement.

         Any request to defer receipt of an Award shall specify the particular option chosen. Any amount deferred in accordance with the above options shall bear interest at the prime rate of Trust Company Bank as in effect from time to time from the date on which Awards which have not been deferred in accordance with this Section VII are paid to the date of payment, but interest shall in no case constitute interest which is "above-market" as set forth in Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission.

         The Company has the right to deduct from any payment, in whole or in part, of an Award, any taxes required to be withheld with respect to such payment.

         An employee who is selected as a Participant after the beginning of a Plan Year or a Participant who retires, is granted a leave of absence or whose employment is otherwise terminated prior to the end of such Plan Year shall have his Award pro-rated to reflect his actual term of service. The Committee, in its sole discretion, may reduce or refuse to pay such pro-rated Award.

         Awards and interest thereon, if any, which are due to a Participant and which remain unpaid at the time of his or her death shall be paid in full to the executor or administrator of such Participant's estate within 90 days from the date of the Participant's death.

                        VIII.   Effect on Benefit Plans

         Awards will be included in the computation of benefits under the Employees' Retirement Plan, Overseas Retirement Plan and other retirement plans maintained by the Company under which the Participant may be covered and the Thrift Plan, subject to all applicable laws and in accordance with the provisions of those plans.

         Awards shall not be included in the computation of benefits under any Group Life Insurance Plan, Travel Accident Insurance Plan, Personal Accident Insurance Plan or under Company policies such as severance pay and payment for accrued vacation, unless required by applicable laws.

                     IX.   Determinations of the Committee

         The Committee shall, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and shall make determinations and shall take such other action in connection with or in relation to accomplishing the objectives of the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Awards granted hereunder by the Committee shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Participants, the Company, the Committee, the Board of Directors, the officers, the affected employees of the Company and their respective successors in interest. The Committee has full discretion to reduce the amount of any Award or to refuse to pay any Award.

                         X.   Amendment and Termination

         The Board or the Committee may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder so long as share owner approval has been obtained if required by Code Section 162(m). No amendment, termination or modification of the Plan may in any manner affect Awards theretofore granted without the consent of the Participant unless the Committee has made a determination that an amendment or modification is in the best interest of all persons to whom Awards have theretofore been granted, but in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to such Award.

                              XI.   Applicable Law

         The Plan and all rules and determinations made and taken pursuant hereto shall be governed by the laws of the State of Georgia and construed accordingly.

                            XII.  Change in Control

         Except as set forth herein, the Committee has no obligation to pay any amounts under the Plan to a Participant who leaves the employ of the Company for any reason. If there is a Change in Control (as defined in this Section
XII) at any time during a Plan Year, the Committee promptly shall determine the Award which would have been payable to each Participant under the Plan for such Plan Year if he had continued to work for the Company for such entire year and all goals established under Section V had been met in full for such Plan Year, and such Award multiplied by a fraction, the numerator of which shall be the number of full calendar months he is an employee of the Company during such Plan Year and the denominator of which shall be 12 or the number of full calendar months the Plan is in effect during such Plan Year, whichever is less. The payment of a Participant's nonforfeitable interest in his Award under this
Section XII shall be made in cash as soon as practicable after his employment by the Company terminates or as soon as practicable after the end of such Plan Year, whichever comes first.

         A "Change in Control", for purposes of this Section XII, shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on November 15, 1988, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the share owners of the Company approve any merger or consolidation as a result of which its stock shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any





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
liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the share owners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.





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